As filed with the Securities and Exchange Commission on September 22, 1997
                                        Registration Number 333-----------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                            ORION CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      6749
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   95-6069054
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

        9 FARM SPRINGS ROAD FARMINGTON, CONNECTICUT 06032 (860) 674-6600 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            MICHAEL P. MALONEY, ESQ.
                             SENIOR VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                               9 FARM SPRINGS ROAD
                          FARMINGTON, CONNECTICUT 06032
                                 (860) 674-6600
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE OF AGENT FOR SERVICE)
                                 --------------

                                    Copy to:

                              John J. McCann, Esq.
                         Donovan Leisure Newton & Irvine
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 632-3000
                                 --------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].

                                 --------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                    PROPOSED
 TITLE OF EACH                      PROPOSED        MAXIMUM
   CLASS OF                         MAXIMUM         AGGREGATE       AMOUNT OF
 SECURITIES TO    AMOUNT TO BE   OFFERING PRICE     OFFERING      REGISTRATION
 BE REGISTERED   REGISTERED (1)     PER UNIT        PRICE (2)        FEE(2)

--------------------------------------------------------------------------------

Common Stock of
Orion Capital
Corporation,

par value $1.00      479,809     Not applicable  $20,901,680      $6,333.84

================================================================================

(1) Represents the maximum amount of common stock, par value $1.00 per share, of Orion Capital Corporation ("Orion"), issuable upon consummation of the exchange offer for outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Guaranty National Corporation ("Guaranty") not owned by Orion and its wholly-owned subsidiaries (the "Tender Shares"), based on the maximum Exchange Ratio (as defined in the Prospectus). According to Guaranty's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as of August 4, 1997, there were issued and outstanding 15,038,433 Shares. Excluding the Shares owned by Orion and its wholly-owned subsidiaries, based on the foregoing and assuming that no Shares have been issued since August 4, 1997, the maximum number of Shares subject to the Offer (as defined in the Prospectus) would be 479,809. However, the actual maximum number of Tender Shares will depend on the facts as they exist on the Expiration Date (as defined in the Prospectus).

(2) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the registration fee has been computed on the basis of the market value of shares of Orion Common Stock on the basis of the average high and low prices per share of such stock as represented on the New York Stock Exchange Composite Tape on September 19, 1997. The fee is $6,333.84, calculated as 1/33 of one percent of the Proposed Maximum Aggregate Offering Price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME

EFFECTIVE ON SUCH DATE AS THE SEC ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 1997

PROSPECTUS

               OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON
             STOCK (INCLUDING ANY ASSOCIATED STOCK PURCHASE RIGHTS)
             (OTHER THAN SHARES OWNED BY ORION AND ITS WHOLLY-OWNED
          SUBSIDIARIES) (THE "TENDER SHARES"), BUT NOT LESS THAN 50.01%
                 OF SUCH SHARES (THE "MINIMUM SHARE CONDITION")

                                       OF

                          GUARANTY NATIONAL CORPORATION

                                       FOR

                          $27.20 NET PER SHARE IN CASH

                                       AND

                              $6.80 IN COMMON STOCK

                   (subject to adjustment as described below)

                                       OF

                            ORION CAPITAL CORPORATION

THE OFFER AND  WITHDRAWAL  RIGHTS WILL EXPIRE AT 12:00  MIDNIGHT,  NEW YORK CITY
TIME,  ON               , 1997,  UNLESS THE OFFER IS EXTENDED  (THE  "EXPIRATION
DATE"). SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

Orion Capital Corporation, a Delaware corporation ("Orion"), hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (collectively, the "Offer"), to exchange $27.20 net in cash and $6.80 in shares of common stock, par value $1.00 per share, of Orion ("Orion Common Stock"), subject to adjustment as described herein, for each outstanding share of common stock, par value $1.00 per share (each, a "Share" and collectively, the "Shares"), of Guaranty National Corporation ("Guaranty"), a company incorporated under the laws of Colorado, other than Shares owned by Orion and its wholly-owned subsidiaries, including (unless and until Orion shall declare that the Rights Condition (as defined below) has been invoked by it) the associated stock purchase rights (each, a "Right" and collectively, the "Rights") issued pursuant to the Shareholder Rights Agreement, dated as of November 20, 1991, between Guaranty and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), validly tendered on or prior to the Expiration Date and not properly withdrawn. The exact number of shares of Orion Common Stock to be delivered for each Share will be determined on the Expiration Date as more fully described below. See "The Offer -- Exchange Ratio." As of September 18, 1997, Orion and its wholly-owned subsidiaries owned approximately 81% of the outstanding Shares as of August 4, 1997 as reported in Guaranty's Quarterly Report on Form 10-Q for the period ended June 30, 1997. Unless the context otherwise requires or unless and until the Rights are redeemed, all references to Shares shall include the associated Rights. All references herein to Rights shall include all benefits that may inure to holders of the Rights pursuant to the Rights Agreement. Each Share validly tendered on or prior to the Expiration Date and not properly withdrawn will be entitled to receive $27.20 net in cash and that number of shares of Orion Common Stock equal to the Exchange Ratio (as defined below) (together, the "Offer Consideration").

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRELIMINARY PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The Dealer Manager for the Offer is:

               Donaldson, Lufkin & Jenrette Securities Corporation
                                 277 Park Avenue
                            New York, New York 10172
                The date of this Prospectus is ________ __, 1997.

         The term "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $6.80 by the average of the high and low sales prices of Orion Common Stock (as reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) (the "Orion Average Price") on each of the ten consecutive trading days ending with the fifth trading day immediately preceding the Expiration Date, provided that the Exchange Ratio shall not be greater than .1650 shares of Orion Common

Stock and shall not be less than .1420 shares of Orion Common Stock for each Share. See "The Offer--The Exchange Ratio." Orion Common Stock is listed for trading under the symbol "OC" on the NYSE. On September 19, 1997, the closing price of Orion Common Stock on the NYSE was $44.00. Based on such closing price, the Exchange Ratio would be .1545 shares of Orion Common Stock for each Share.
The Exchange Ratio will change as the market price of Orion Common Stock changes; changes in the market price of the Shares after the date hereof will not affect the Exchange Ratio. A press release will be issued announcing the actual Exchange Ratio prior to the opening of the fourth trading day prior to the Expiration Date (as it may be extended from time to time). If the Orion Average Price should be greater than $51.25 or less than $37.88, Orion may in its sole discretion refuse to accept Shares tendered for exchange. See "The Offer -- the Exchange Ratio."

         ORION'S OBLIGATION TO EXCHANGE THE OFFER CONSIDERATION FOR SHARES PURSUANT TO THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR, WHERE APPLICABLE, WAIVER OF THE FOLLOWING CONDITIONS: (i) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE A NUMBER OF SHARES WHICH, EXCLUDING SHARES OWNED BY ORION AND ITS WHOLLY-OWNED SUBSIDIARIES AFFILIATES (THE "TENDER SHARES"), WILL CONSTITUTE AT LEAST 50.01% OF THE TOTAL NUMBER OF OUTSTANDING TENDER SHARES AS OF THE DATE THE SHARES ARE ACCEPTED FOR EXCHANGE BY ORION PURSUANT TO THE OFFER (THE "MINIMUM SHARE CONDITION"), (ii) ORION BEING SATISFIED IN ITS SOLE DISCRETION THAT THE RIGHTS ARE INVALID OR ARE NOT APPLICABLE TO THE ACQUISITION OF SHARES BY ORION PURSUANT TO THE OFFER (THE "RIGHTS PLAN CONDITION"), (iii) THE ORION AVERAGE PRICE NOT BEING GREATER THAN $51.25 OR LESS THAN $37.88 (THE "ORION AVERAGE PRICE CONDITION"), AND (iv) ALL REGULATORY APPROVALS REQUIRED TO CONSUMMATE THE OFFER HAVING BEEN OBTAINED AND REMAINING IN FULL FORCE AND EFFECT, ALL STATUTORY WAITING PERIODS IN RESPECT THEREOF HAVING EXPIRED AND NO SUCH APPROVAL CONTAINING ANY CONDITIONS OR RESTRICTIONS WHICH THE ORION BOARD OF DIRECTORS (THE "ORION BOARD") DETERMINES WILL OR COULD BE EXPECTED MATERIALLY TO IMPAIR THE STRATEGIC AND FINANCIAL BENEFITS EXPECTED TO RESULT FROM THE OFFER (THE "REGULATORY APPROVAL CONDITION"). THE MINIMUM SHARE CONDITION, THE RIGHTS PLAN CONDITION, THE ORION AVERAGE PRICE CONDITION, THE REGULATORY APPROVAL CONDITION AND THE OTHER CONDITIONS SET FORTH UNDER THE CAPTION "THE OFFER--CERTAIN CONDITIONS OF THE OFFER" SHALL BE REFERRED TO COLLECTIVELY AS THE "OFFER CONDITIONS."

         Orion reserves the right to extend the Offer from time to time in its sole discretion beyond the Expiration Date in order, among other reasons, to permit the conditions to the Offer to be satisfied. Capitalized terms used but not defined above are defined hereinafter.

         SEE "RISK FACTORS" BEGINNING ON PAGE __ FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY GUARANTY SHAREHOLDERS WITH RESPECT TO THE OFFER.

                          ----------------------------

                                    IMPORTANT

         Any Guaranty shareholder desiring to tender all or any portion of his or her Shares and the associated Rights should either (a) complete and sign the Letter of Transmittal or a facsimile copy thereof in accordance with the instructions in the Letter of Transmittal, and mail or deliver the Letter of Transmittal or such facsimile and any other required documents to State Street Bank and Trust Company (the "Exchange Agent") and either deliver the certificates for such Shares and, if separate, certificates for the Rights, to the Exchange Agent along with the Letter of Transmittal, deliver such Shares (and Rights, if applicable) pursuant to the procedures for book-entry transfer set forth herein (in the case of Rights, only if such procedures are available) or comply with the guaranteed delivery procedures set forth below or (b) request his or her broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Guaranty shareholder. Any Guaranty shareholder having Shares and, if applicable, Rights registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such broker, dealer, commercial bank, trust company or other nominee if he or she desires to tender such Shares and, if applicable, Rights.

         Guaranty shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares, unless and until Orion declares that the Rights Plan Condition is satisfied. Unless and until the Guaranty Distribution Date (as defined herein) occurs, a tender of Shares will constitute a tender of the associated Rights.

         Any Guaranty shareholder that desires to tender Shares and, if applicable, Rights, and whose certificates for such Shares and, if applicable, Rights are not immediately available or who cannot comply with the procedures for book-entry transfer on a timely basis or who cannot deliver all required documents to the Exchange Agent prior to the Expiration Date, may tender such Shares and, if applicable, Rights, by following the procedure for guaranteed delivery.

         Questions and requests for assistance may be directed to the Information Agent or to the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Prospectus. Requests for additional copies of this Prospectus and the Letter of Transmittal may be directed to the Information Agent or to the Dealer Manager or to brokers, dealers, commercial banks or trust companies.

         All statements made in this Prospectus that do not reflect historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Orion and its consolidated subsidiaries (including Guaranty) to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, among other things, (i) general economic and business condition; (ii) interest rate and financial market changes; (iii) competition and the regulatory environment in which Orion and such consolidated subsidiaries operate; (iv) claims frequency; (v) claims severity; (vi) medical cost inflation; (vii) increases in the cost of property repair; (viii) the number of new and renewal policy applications submitted to Orion and such consolidated subsidiaries; (ix) the risks associated with the combination of Orion and Guaranty; and (x) other factors over which Orion and such consolidated subsidiaries have little or no control. Orion disclaims any obligation to update or to announce publicly the impact of any such factors or revisions to any forward-looking statements to reflect future events or developments.

         THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

AVAILABLE INFORMATION........................................................13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................15
PROSPECTUS SUMMARY...........................................................17
   The Companies.............................................................17
   Risk Factors..............................................................18
   Special Factors...........................................................18
   The Offer.................................................................19
   Certain Federal Income Tax Consequences...................................20
   Regulatory Approvals......................................................20
   Market for and Historical Market Prices of Orion Common
       Stock and Guaranty Common Stock; Dividends and
       Distributions.........................................................20
   Description of Orion Common Stock.........................................20
   Comparative Rights of Shareholders........................................21
SELECTED FINANCIAL DATA......................................................22
RISK FACTORS.................................................................26
   Uncertainties Relating to Effects of the Offer............................26
   Risks Relating to Orion and Guaranty......................................26
   Forward-Looking Statements................................................29
   Future Dividends on Orion Stock...........................................30
SPECIAL FACTORS..............................................................31
   Background of the Offer...................................................31
   Fairness of the Offer.....................................................36
   Reasons for the Offer; Purpose and Structure of the
       Transaction; Plans After the Offer; Effects of the
       Offer.................................................................37
THE OFFER....................................................................38
   The Exchange Ratio........................................................38
   Terms of the Offer........................................................39
   Price Range of Shares; Dividends..........................................47
   Effect of the Offer on the Market for the Shares;
       Quotation on the NYSE; Registration Under the
       Exchange Act..........................................................48
   Margin Regulations........................................................49
   Dividends and Other Distributions.........................................49
   Certain Conditions of the Offer...........................................50
   Certain Legal Matters.....................................................53
   Fees and Expenses.........................................................57
   Source and Amount of Funds -- Financing of the Offer......................58
   Miscellaneous.............................................................58
CERTAIN FEDERAL INCOME TAX MATTERS...........................................58
CERTAIN RELATIONSHIPS; RELATED TRANSACTIONS; INTERESTS OF
    CERTAIN PERSONS..........................................................59

SELECTED BUSINESS AND FINANCIAL INFORMATION WITH RESPECT TO
    ORION....................................................................62
   Business of Orion.........................................................62
   Management of Orion.......................................................64
   Price Range of Orion Stock; Dividends.....................................65
SELECTED BUSINESS AND FINANCIAL INFORMATION WITH RESPECT TO
    GUARANTY.................................................................66
   Business Of Guaranty......................................................66
   Management of Guaranty....................................................68
SECURITY OWNERSHIP...........................................................68
   Orion After The Offer.....................................................68
   Principal Shareholders of Guaranty........................................69
   Principal Shareholders of Orion...........................................69
DESCRIPTION OF ORION CAPITAL STOCK...........................................72
   General...................................................................72
   Resale of Orion Common Stock..............................................72
   Delaware's Antitakeover Law...............................................72
   Shareholders Rights Plan..................................................73
   Transfer Agent and Registrar..............................................73
   Listing...................................................................73
COMPARISON OF THE RIGHTS OF HOLDERS OF ORION COMMON STOCK
    AND GUARANTY COMMON STOCK................................................73
   Dividend Rights...........................................................74
   Voting Rights.............................................................74
   Directors.................................................................74
   Limitations on Liability of Directors.....................................75
   Call of Special Meetings..................................................76
   Action by Shareholders Without a Meeting..................................76
   Shareholder Proposals.....................................................77
   Amendment to Charter Document.............................................77
   Amendment and Repeal of By-Laws...........................................78
   Approval of Mergers and Asset Sales.......................................78
   Dissenters' Rights........................................................79
   Indemnification of Directors and Officers.................................79
   Antitakeover Provisions...................................................80
   Rights Of Inspection......................................................81
   Liquidation Rights........................................................81
LEGAL MATTERS................................................................81
EXPERTS......................................................................81
ANNEX I - DIRECTORS AND EXECUTIVE OFFICERS OF ORION...........................i
ANNEX II - COMMON STOCK OWNERSHIP AND OTHER INFORMATION;
    GUARANTY DIRECTORS AND EXECUTIVE OFFICERS.................................v
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS..............................1
   ITEM 20.  Indemnification of Directors and Officers........................1

   ITEM 21. Exhibits and Financial Statement Schedules........................1
   ITEM 22.  Undertakings.....................................................3
SIGNATURES....................................................................5
INDEX TO EXHIBITS.............................................................7

         FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

         THIS PRELIMINARY PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE CORPORATE SECRETARY OF ORION CAPITAL CORPORATION AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH HEREIN UNDER THE CAPTION "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST FOR DOCUMENTS SHOULD BE SUBMITTED NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                              AVAILABLE INFORMATION

         Each of Orion and Guaranty is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These materials may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a World Wide Web site that contains reports, proxy statements, and other information regarding companies (including Orion and Guaranty) that file electronically with the SEC (http://www.sec.gov).

         The shares of Orion Common Stock and the Shares are listed on the New York Stock Exchange (the "NYSE") and the periodic reports, proxy statements and other information filed by Orion and Guaranty with the SEC may therefore also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         Each of Orion and Guaranty provides its shareholders with an annual report which contains audited financial information, an opinion in respect of which has been rendered by certified public accountants.

         Under the rules and regulations of the SEC, the issuance of shares of Orion Common Stock pursuant to the Offer constitutes an offering of the Orion Common Stock. Accordingly, Orion has filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such offering (the "Registration Statement"). This Prospectus constitutes the prospectus of Orion that is filed as part of such Registration Statement.

         This Prospectus does not contain all of the information set forth in the Registration Statement covering the Orion Common Stock offered hereby which has been filed with the SEC, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, and to which portions reference is hereby made for further information with respect to Orion, and Guaranty and the securities offered hereby. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         Not later than the date of commencement of the Offer, Orion will file with the SEC a transaction statement on Schedule 13E-3 and a statement on
Schedule 14D-1, together with exhibits, pursuant to Rules 13e-3 and 14d-3 respectively under the Exchange Act, furnishing certain information with respect to the Offer. Such Schedules and any amendments thereto should be available for inspection and copying as set forth above (except that such Schedules and any amendments thereto will not be available at the regional offices of the SEC).

         NO PERSON HAS BEEN AUTHORIZED BY ORION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ORION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

         NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

         Certain information included in this Prospectus about Guaranty, about its advisors and about contacts of Guaranty with parties other than Orion has been taken from, or is based upon, publicly available documents on file with the SEC and is qualified in its entirety by reference to such documents. Certain of the executive officers and directors of Orion are also directors of Guaranty, and certain non-public information concerning Guaranty has been made available to those directors in their capacity as directors of Guaranty. See, "Available "Information," "Special Factors -- Background of the Offer" and "Certain
Relationships; Related Transactions; Interests of Certain Persons." Although Orion does not have any knowledge that would indicate that any statements contained herein which are based on such public documents or on information concerning Guaranty otherwise provided to Orion are untrue, Orion cannot take responsibility for the accuracy or completeness of such public documents or for any failure by Guaranty to disclose events which may have occurred and which have affected or may affect the significance or accuracy of any such information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC by Orion (File No. 1-7801) are incorporated herein by reference and made a part hereof:

     1. Orion's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Orion 1996 10-K");

     2. Orion's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

     3.   Orion's Current Report on Form 8-K filed on January 8, 1997.

         All documents filed by Orion pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the SEC which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents relating to Orion which are incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or to the document, such provisions are qualified in all respects by reference to all of the provisions of such contract or to the document. Orion hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all documents that have been incorporated by reference in this Prospectus, other than exhibits to any such documents unless such exhibits themselves are specifically incorporated by reference in such document. Such requests should be directed to the Secretary of Orion, 9 Farm Springs Road, Farmington, Connecticut 06032, telephone number
(860) 674-6600. The address of the principal executive offices of Orion reflects a change in such address since the date of filing with the SEC of Orion's 1996 10-K.

         THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN THE REGISTRATION STATEMENT, CERTAIN PORTIONS OF WHICH ARE OMITTED AS PERMITTED BY THE RULES AND REGULATIONS OF THE SEC. FOR FURTHER INFORMATION WITH RESPECT TO ORION AND THE ORION COMMON STOCK, REFERENCE IS MADE TO THE REGISTRATION STATEMENT, INCLUDING THE EXHIBITS THERETO, WHICH MAY BE INSPECTED, AT THE ADDRESSES SET FORTH ABOVE, AT THE NYSE OR AT THE SEC'S OFFICES, WITHOUT CHARGE, OR COPIES OF WHICH MAY BE OBTAINED FROM THE SEC UPON PAYMENT OF THE PRESCRIBED

FEES. STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE REFERENCE IS HEREBY MADE TO THE COPY OF SUCH DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH SUCH STATEMENT BEING QUALIFIED IN ALL RESPECTS BY SUCH REFERENCE.

                               PROSPECTUS SUMMARY

         THE INFORMATION BELOW IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED IN THIS PROSPECTUS BY REFERENCE. GUARANTY SHAREHOLDERS ARE URGED TO READ THIS PROSPECTUS AND THE ANNEXES HERETO (SETTING FORTH CERTAIN INFORMATION ABOUT OFFICERS AND DIRECTORS OF ORION AND GUARANTY AND THEIR OWNERSHIP OF ORION COMMON STOCK AND SHARES), AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, IN THEIR ENTIRETY. AS USED IN THIS PROSPECTUS, THE TERMS "ORION" AND "GUARANTY" REFER TO SUCH ENTITY AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, ITS SUBSIDIARIES. ON JUNE 5, 1997 ORION DECLARED A 2-FOR-1 SPLIT OF ITS COMMON STOCK PAYABLE ON JULY 7, 1997 TO SHAREHOLDERS OF RECORD ON JUNE 23, 1997. ALL ORION COMMON STOCK AND PER COMMON SHARE DATA PRESENTED IN THIS PROSPECTUS HAS BEEN RESTATED TO GIVE EFFECT TO THIS STOCK SPLIT.

THE COMPANIES

         ORION. Orion is a property and casualty insurance holding company. Orion's insurance subsidiaries and affiliates are authorized to underwrite and sell most types of property and casualty insurance. Orion's insurance businesses are concentrated in niche insurance markets, particularly workers' compensation, professional liability, nonstandard automobile insurance and underwriting ocean marine, inland marine and property insurance through underwriting pools. For the five-year period ended December 31, 1996, Orion's return on equity from operating earnings (earnings after taxes, excluding the effects of the adoption of new accounting principles, extraordinary items and after-tax realized investment gains) averaged 14.25% per year. The combined ratio for Orion's insurance operations, computed on the basis of generally accepted accounting principles, has steadily improved from 105.4% in 1992 to 99.8% in 1996. For the first six months of 1997, the annualized return on equity from operating earnings was 13.13%, and the combined ratio was 100.0%. From 1991 until July of 1996 Orion maintained an ownership interest in Guaranty of approximately 49%. In July of 1996 Orion completed a public tender offer for Guaranty Common Stock increasing its ownership interest to approximately 81%, which percentage Orion maintains at the present time. Orion's principal executive offices are located at 9 Farm Springs Road, Farmington, Connecticut 06032 and the telephone number at such location is (860) 674-6600.

         GUARANTY. Guaranty is a holding company whose principal business is conducted through wholly-owned subsidiaries. Guaranty and its subsidiaries principally underwrite and sell specialty property and casualty insurance coverages which are not readily available in traditional insurance markets. Personal and commercial automobile insurance accounted for approximately 84% of Guaranty's net premiums written during 1996. Its personal lines unit principally writes nonstandard automobile insurance for individuals who do not qualify for preferred or standard insurance because of their payment history, driving records, ages, vehicle types, or other factors, including market conditions for standard risks. Guaranty also markets collateral protection business. Guaranty's commercial lines unit principally writes nonstandard commercial automobile coverage. However, approximately 29% of the total commercial lines unit's net premiums written consist of standard commercial coverage. Typical risks include local and intermediate trucking, garages, used car dealers, public and private livery, and artisan contractors. Other commercial lines coverages include property, general liability, umbrella and excess insurance, standard multi-peril packages and other coverages. Guaranty's principal executive offices are located at 9800 South Meridian Boulevard, Englewood, Colorado 80112, and its telephone number is (303) 754-8400.

RISK FACTORS

         In addition to the other information in this Prospectus, a number of factors should be considered by Guaranty shareholders, including, without limitation, the effects of full integration of the operation of Orion and Guaranty, underwriting risks, volatility of the insurance industry, inflation, competition and governmental regulation, all of which may have an impact on the performance of Orion after the Offer has been consummated.

See "Risk Factors."

SPECIAL FACTORS

         BACKGROUND OF THE OFFER. Orion has owned a substantial equity interest in Guaranty since 1984, and from 1988 through 1991 Guaranty was a wholly-owned subsidiary of Orion. In 1996, Orion increased its ownership of Shares from slightly less than 50% of the outstanding Shares to approximately 81%. As a result, Guaranty is now included in the consolidated tax return of Orion. With its increased ownership, senior management of Orion assumed a more active participation with senior management of Guaranty in the development of Guaranty's strategic plans.

         Early in 1997, senior management of Orion concluded that while Guaranty is well positioned to compete in the market for nonstandard personal auto insurance, its strategic growth plans will require capital beyond what is presently on hand and expected to be generated from operations.

         REASONS FOR THE OFFER. Orion believes it can provide to Guaranty, as a wholly-owned subsidiary, access to capital in amounts and on terms that may not be available to Guaranty as a separate, independent entity. In order to place Guaranty in a position to carry out its strategic plans on a timely and adequately-financed basis, and to protect the significant investment which Orion presently has in Guaranty, Orion has determined to seek to acquire the Shares which it does not presently own. To the extent that any Shares remain outstanding following completion of the present Offer, Orion will seek to acquire them either in a merger, or in a subsequent tender offer on such terms and conditions as may seem appropriate at the time, which terms and conditions may be the same as or different from the terms and conditions of this Offer.

         Orion also believes that Guaranty shareholders who tender their Shares for exchange pursuant to the Offer will have the opportunity to retain an indirect equity interest in the business of Guaranty, as a wholly-owned subsidiary of Orion, through their equity ownership of Orion, a larger, better capitalized company. See "Special Factors -- Reasons for the Offer; Purpose and Structure of the Transaction; Plans After the Offer; Effects of the Offer."

         FAIRNESS OF THE OFFER. Orion believes that the Offer is fair to the unaffiliated holders of Shares to whom it is directed. For a description of the factors considered by Orion, see "Special Factors -- Fairness of the Offer."

THE OFFER

         Pursuant to the terms of the Offer, Orion hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (collectively, the "Offer"), to exchange $27.20 net in cash and $6.80 in shares of common stock, par value $1.00 per share, of Orion ("Orion Common Stock"), subject to adjustment as described herein, for each outstanding share of common stock, par value $1.00 per share (each, a Share, and collectively the "Shares"), of Guaranty, other than Shares owned by Orion or its wholly-owned subsidiaries, including the associated stock purchase rights.

         EXPIRATION DATE. 12:00 Midnight, New York City time, on _________, 1997, unless the Offer is extended by Orion (in which case the Expiration Date will be the latest date and time to which the Offer is extended). See "The Offer -- Terms of the Offer."

         CONDITIONS TO THE OFFER. The Offer is subject to certain conditions, which may be waived by Orion in its sole discretion. THE OFFER IS CONDITIONED UPON A MINIMUM NUMBER OF SHARES BEING TENDERED. See "The Offer -- Certain Conditions of the Offer."

         Orion reserves the right in its sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Shares for exchange, (ii) to terminate the Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Offer and retain all Shares tendered pursuant to the Offer, subject, however, to the right of holders of Shares to withdraw their tendered Shares, or (iv) to waive any condition or otherwise amend the terms of the Offer in any respect. See "The Offer -- Terms of the Offer."

         WITHDRAWAL RIGHTS. Tenders of Shares may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Offer -- Terms of the Offer."

         PROCEDURES FOR TENDERING SHARES. Tendering holders of Shares must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Shares to be tendered or in compliance with the specified procedures for guaranteed delivery of Shares. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Shares pursuant to the Offer. See "The Offer -- Terms of the Offer."

         EXCHANGE AGENT. The exchange agent with respect to the Offer is State Street Bank and Trust Company (the "Exchange Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth on the back cover page of this Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The exchange of Shares for cash and Orion Common Stock pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes; it may also be taxable under applicable state, local and foreign laws. See "Certain Federal Income Tax Consequences." Each Guaranty shareholder is urged to, and should, consult such holder's own tax adviser with respect to the specific tax consequences of the Offer to such holder.

REGULATORY APPROVALS

         No filings with the Federal Trade Commission or the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or receipt of any approval from any insurance regulatory authorities (except for informational notices and filings) will be necessary to consummate the Offer. See "The Offer -- Certain Conditions of the Offer" and "-- Certain Legal Matters."

MARKET FOR AND HISTORICAL MARKET PRICES OF ORION COMMON STOCK
AND GUARANTY COMMON STOCK; DIVIDENDS AND DISTRIBUTIONS

         Orion Common Stock is traded on the NYSE under the symbol "OC." As of March 19, 1997, there were approximately 1836 shareholders of record of Orion Common Stock. The Shares are traded on the NYSE under the symbol "GNC." According to the Annual Report to Shareholders of Guaranty for the year ended December 31, 1996, there were as of February 28, 1997, approximately 2,400 shareholders of record of the Shares.

         For information on stock prices and dividends declared with respect to Orion Common Stock, see "Selected Business and Financial Information with respect to Orion -- Price Range of Orion Stock; Dividends" and for such information with respect to the Shares, see "The Offer - Price Range of Shares; Dividends."

         HOLDERS OF SHARES ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR ORION COMMON STOCK AND THE SHARES PRIOR TO MAKING A DECISION TO TENDER THEIR SHARES FOR EXCHANGE.

DESCRIPTION OF ORION COMMON STOCK

         The holders of outstanding shares of Orion Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Orion Board may from time to time determine. Each shareholder is entitled to one vote for each share of Orion Common Stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in the Orion Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Orion Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of Orion, the assets legally available for distribution to shareholders are distributable ratably among the holders of the Orion Common Stock outstanding at that time after payment of other claims of creditors. Each outstanding share of Orion Common Stock is, and all shares of Orion Common Stock to be issued in the Offer will be, fully paid and nonassessable.

COMPARATIVE RIGHTS OF SHAREHOLDERS

         There are differences between the rights of Guaranty shareholders and the rights of Orion shareholders resulting from, among other matters, differences between the governing instruments of Guaranty and Orion. For a discussion of certain differences between the rights of Guaranty shareholders and the rights of Orion shareholders, see "Comparative Rights of Shareholders."

                             SELECTED FINANCIAL DATA

                            ORION CAPITAL CORPORATION

         The summary below should be read in connection with the financial information included in Orion's 10-K for the year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1997 incorporated by reference into this Prospectus. Interim unaudited data for the six months ended June 30, 1997 and 1996 reflect, in the opinion of management of Orion, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended June 30, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

         In November 1991, Orion reduced its ownership of Guaranty from 100% to 49.3%. Orion owned slightly less than 50% of Guaranty from November 1991 until Orion increased its ownership to 81% in July 1996. For the six months ended June 30, 1997 and 1996, and the year ended December 31, 1996, Guaranty is included in the financial statements of Orion on a consolidated basis with recorded minority interest. For all other periods presented, Orion's investment in Guaranty is accounted for using the equity method.

         All Orion Common Stock and per common share data presented has been restated to give effect to the 2-for-1 stock split of its Common Stock declared on June 5, 1997, and the 5-for-4 stock split of its Common Stock declared October 15, 1993.


                                                                                                             Six Months
                                                            Years Ended December 31,                       Ended June 30,
                                   1992          1993          1994          1995          1996           1996          1997
                                   ----          ----          ----          ----          ----           ----          ----
                                        (In thousands, except per share data and ratios)                    (Unaudited)

Income Statement Data:
   Gross premiums written        $690,742      $780,128      $812,344      $926,729     $1,606,131      $792,652      $803,521
   Premiums earned                560,205       617,404       691,223       749,003      1,300,752       621,511       659,189
   Net investment income           82,483        91,803        84,915        99,040        145,391        70,793        81,537
   Realized investment gains        3,667         9,478         3,437        11,885         24,180        11,126        24,147
   Total revenues                 647,718       720,155       780,947       874,280      1,493,449       714,963       774,992
   Earnings before federal
     income taxes, minority
     interest expense,
     cumulative effect of
     accounting changes and
     extraordinary item            46,714        72,505        71,546        88,035        127,356        57,785        82,679
   Earnings before
     cumulative effect of
     accounting changes and
     extraordinary item            45,792        56,988        55,245        67,622         86,631        38,460        54,859
   Net earnings                    42,872        68,813        55,245        67,622         86,631        38,460        54,859
   Operating earnings (a)          42,679        51,100        52,818        59,914         72,944        32,888        39,638
   Earnings per common
     share before
     cumulative effect of
     changes in accounting
     principle and                   1.81          1.94          1.92          2.38           3.12          1.38          1.97
     extraordinary item


                                       22

   Net earnings per common share:
     Primary                   $     1.67    $     2.34    $     1.92    $     2.38       $   3.12    $     1.38    $     1.97
     Fully diluted                   1.42          2.34          1.92          2.38           3.12          1.38          1.97
   Operating earnings per
     common share (a):
     Primary                         1.66          1.73          1.84          2.11           2.62          1.18          1.42
     Fully diluted                   1.42          1.73          1.84          2.11           2.62          1.18          1.42
   Dividends declared:
     Adjustable rate
     preferred share                 4.16          1.10            --            --             --            --            --
     $1.90 preferred share           1.43            --            --            --             --            --            --
     $2.125 preferred share         2.125           .12            --            --             --            --            --
     Common share                     .30           .34           .38           .43           .515           .25           .30
   Weighted average number
     of common shares and
     equivalents                   21,828        29,196        28,696        28,374         27,788        27,846        27,801
     outstanding
Ratios:
   GAAP combined ratios:
     Loss                            75.7%         74.4%         72.1%         68.4%          67.9%         69.4%         67.5%
     Expense                         27.3          26.8          27.0          29.0           30.1          29.1          31.0
     Policyholders'
       dividends                      2.4           2.0           2.1           2.9            1.8           1.4           1.5
                               ----------    ----------    ----------    ----------     ----------    ----------    ----------
       Combined                     105.4%        103.2%        101.2%        100.3%          99.8%         99.9%        100.0%
                               ==========    ==========    ==========    ==========     ==========    ==========    ==========
   Statutory combined
   ratios:
     Loss                            77.0%         74.4%         71.5%         67.7%          67.3%          (c)          67.3%
     Expense                         25.8          25.6          27.4          29.2           31.2           (c)          31.1
     Policyholders'
       dividends                      2.1           2.1           2.2           2.0            1.5           (c)           1.7
                               ----------    ----------    ----------    ----------     ----------    ----------    ----------
       Combined                     104.9%        102.1%        101.1%        98.9%          100.0%          (c)         100.1%
                               ==========    ==========    ==========    ==========     ==========    ==========    ==========
   Industry statutory
     combined ratios (b)            115.8%        106.9%        108.5%        106.4%         107.0%          (c)           (c)
                               ==========    ==========    ==========    ==========     ==========    ==========    ==========
   Ratio of statutory net
     premiums written to
     policyholders' surplus           1.5           1.4           1.6           1.5            2.0           (c)           1.8(d)
                               ==========    ==========    ==========    ==========     ==========    ==========    ==========
Balance Sheet Data (at end
   of period):
   Total cash and              $1,169,379    $1,328,969    $1,325,241    $1,606,445     $2,321,374    $2,262,026    $2,525,564
   investments
   Total assets                 1,937,408     2,117,454     2,112,761     2,473,588      3,464,357     3,338,290     3,677,293
   Total policy liabilities     1,326,872     1,412,285     1,450,835     1,596,033      2,304,402     2,177,836     2,317,623
   Notes payable and              129,863       160,372       152,382       209,148        310,904       311,246       310,565
   debentures
   Adjustable rate
     preferred stock               18,705            --            --            --             --            --            --
   Minority interest                   --            --            --            --         45,231        41,476        50,238
   Trust preferred                     --            --            --            --             --            --       125,000
     securities
   Stockholders' equity           311,287       394,195       365,088       490,903        576,733       497,566       630,818
   Book value per common
     share                          10.74         13.71         13.00         17.59          20.94         18.10         22.91
   Statutory policyholders'
     surplus                      385,803       460,986       458,676       521,510        670,572       665,492       737,149

----------------

(a) Earnings after taxes, excluding the effects of the adoption of new accounting principles, extraordinary item and after-tax realized investment gains.

(b) Source:  A.M. Best Company.

(c) Six month data not available.

(d) Based on trailing twelve months net premiums written.

                          GUARANTY NATIONAL CORPORATION

         The summary below should be read in connection with the financial information included in Guaranty's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the period ended March 31 and June 30, 1997. See "Available Information." Interim unaudited data for the six months ended June 30, 1997 and 1996 reflect, in the opinion of management of Guaranty, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended June 30, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                                                                                      Six Months
                                                            Years Ended December 31,                Ended June 30,
                                       1992       1993        1994        1995         1996        1996        1997
                                         (In thousands, except per share data and ratios)             (Unaudited)
INCOME STATEMENT DATA:
   Gross premiums written           $300,293    $322,613    $364,991    $451,513    $538,036    $270,382    $297,930
   Premiums earned                   220,033     257,540     321,638     390,017     481,648     234,419     263,272
   Net investment income              22,701      22,551      23,576      30,976      39,439      18,519      21,608
   Realized investment gains           2,342       5,996       3,007       3,291       8,455       3,589       4,955
   Total revenues                    245,500     286,156     348,223     424,284     529,542     256,527     289,835
   Earnings before federal income
     taxes and cumulative effect
     of accounting changes            27,332      24,626      29,587       7,332      36,881      14,186      26,850
   Earnings before cumulative
     effect of accounting changes     20,271      19,285      22,551       8,929      27,506      11,012      19,460
   Net earnings                       20,271      20,391      22,551       8,929      27,506      11,012      19,460
   Operating earnings (a)             18,725      16,526      21,141       6,790      23,788      10,457      16,239
   Earnings per common share
     before accounting changes          1.62        1.54        1.86       .0.67        1.84        0.74        1.29
   Net earnings per common share        1.62        1.63        1.86        0.67        1.84        0.74        1.29
   Operating earnings per common
     share (a)                          1.50        1.32        1.74        0.51        1.59        0.70        1.08
   Dividends declared                    .50         .50         .50         .50         .50         .25         .25
   Weighted average number of
     common shares and                12,479      12,538      12,136      13,324      14,973      14,967      15,054
     equivalents outstanding
RATIOS:
   GAAP combined ratios:
     Loss                               65.7%       67.4%       66.3%       75.3%       70.1%       71.9%       69.6%
     Expense                            32.0        32.2        31.2        30.0        30.0        28.8        28.8
                                     -------     -------     -------     -------     -------     -------     -------
       Combined                         97.7%       99.6%       97.5%      105.3%      100.1%      100.7%       98.4%
                                     -------     -------     -------     -------     -------     -------     -------
   Statutory combined ratios:
     Loss                               65.7%       67.3%       66.3%       75.3%       70.1%        (c)        69.6%
     Expense                            32.4        31.3        30.5        30.3        31.2         (c)        28.2
                                     -------     -------     -------     -------     -------     -------     -------
       Combined                         98.1%       98.6%       96.8%      105.6%      101.3%        (c)        97.8%
                                     -------     -------     -------     -------     -------     -------     -------
   Industry statutory combined
     ratios (b)                        115.8%      106.9%      108.5%      106.4%      107.0%        (c)         (c)
                                    ========    ========    ========    ========    ========    ========    ========
   Ratio of statutory net
     premiums written to
     policyholders' surplus              2.3         2.3         2.4         2.2         1.9         (c)         1.9(d)
                                    ========    ========    ========    ========    ========    ========    ========


                                       24

 BALANCE SHEET DATA (AT END OF
   PERIOD):
   Total cash and investments       $327,572    $386,250    $387,942    $625,872    $671,229    $663,710    $703,633
   Total assets                      477,484     575,083     605,088     875,173     929,092     888,817     971,074
   Total policy liabilities (e)      276,443     331,617     364,313     500,839     522,650     514,468     538,514
   Notes payable                      32,896      38,896      52,896     103,000     101,688     102,063     101,313
   Stockholders' equity              130,123     152,489     144,759     215,551     238,039     218,277     259,762
   Book value per common share         10.44       12.22       12.02       14.41       15.90       14.58       17.27
   Statutory policyholders'          105,931     122,452     133,229     220,621     253,815     238,217     275,283
   surplus

----------------
(a) Earning after taxes excluding the effects of the adoption of new accounting principles, non-recurring charges and after-tax realized gains.

(b) Source:  A.M. Best Company.

(c) Six month data not available.

(d) Based on trailing twelve months net premiums written.

(e) Aggregate of unpaid liabilities, unpaid loss adjustment expenses and unearned premiums.

                                  RISK FACTORS

         EACH GUARANTY SHAREHOLDER SHOULD CAREFULLY CONSIDER AND EVALUATE THE FOLLOWING FACTORS:

UNCERTAINTIES RELATING TO EFFECTS OF THE OFFER

         INTEGRATION OF OPERATIONS. Orion and Guaranty have already achieved a significant level of cooperation and Orion expects that causing Guaranty to become a wholly-owned subsidiary will result in additional beneficial synergistic effects. See "Special Factors -- Reasons for the Offer." Achieving those anticipated benefits will depend in significant part, however, upon whether the efficiencies expected are achieved in a timely, efficient and effective manner, and there can be no assurance that this will occur. The further integration of the operations of two organizations could require the dedication of management resources which may temporarily distract them from attention to the day-to-day business of the combined company. The process may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses and may materially adversely affect the revenue and results of operations of the combined company, at least in the near term. In addition, the further process of combining the companies could have a material adverse effect on employee morale and on the ability of the combined company to retain key management, underwriting, and sales and marketing personnel who are critical to both companies' future operations. The potential loss of key employees could result in a material loss of business to both companies, although Orion does not believe that will be the case.

         TRANSACTION COSTS. Orion estimates that it will incur direct transaction costs of approximately $_______ associated with the Offer. These amounts are preliminary estimates only and therefore subject to change. These expenses include fees for financial advisors, legal counsel, independent auditors and printing charges. Orion expects that Guaranty will also incur costs of this sort. There can be no assurance that Orion and Guaranty will not incur additional charges in subsequent quarters to reflect costs associated with the Offer. See "The Offer -- Fees and Expenses."

RISKS RELATING TO ORION AND GUARANTY

         UNDERWRITING RISKS. Orion and its subsidiaries other than Guaranty provide a broader range of property and casualty insurance than is presently offered by Guaranty. Their profitability is, therefore, more susceptible to losses caused by a wider range of risks, such as earthquakes, windstorms, floods and other severe weather conditions or natural disasters. In recent years, natural disasters such as hurricanes, earthquakes in California and Japan, and windstorms in Europe have resulted in significant losses to the property and casualty insurance industry. Orion's results of operations and cash flows have not been materially and adversely affected by such natural disasters but there can be no assurances that future natural disasters will not have a material adverse effect on Orion's or Guaranty's results of operations.

         FLUCTUATION AND UNCERTAINTY OF PROPERTY AND CASUALTY INSURANCE INDUSTRY RESULTS. The results of companies in the property and casualty insurance industry historically have been subject to significant fluctuations and uncertainties. The industry's profitability can be affected significantly by volatile and unpredictable developments (including catastrophes); changes in reserves resulting from the general claims and legal environments as different types of claims arise and judicial interpretations relating to the scope of insurers' liability develop; fluctuations in interest rates and other changes in the investment environment which affect returns on invested capital; and inflationary pressures that affect the size of losses. The demand for property and casualty insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases. The property and casualty insurance industry historically has been cyclical, and the industry as a whole has, since the late 1980s, been characterized by aggressive premium rate competition, which has from time to time resulted in lower underwriting profitability. Orion's results of operations are subject to being adversely affected by these fluctuations and uncertainties.

         UNCERTAINTY REGARDING ADEQUACY OF LOSS RESERVES. Orion and Guaranty establish loss reserves to make reasonable and sufficient provision for the estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred as of the end of each accounting period. Reserves do not represent an exact calculation of liability, but instead represent estimates, generally involving actuarial projections at a given time, of what Orion and Guaranty, respectively expect the ultimate settlement and administration of claims will cost based on assessment of facts and circumstances then known, estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in claims handling procedures, economic inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable, particularly on a prospective basis. Additionally, there may be significant reporting lags between the occurrence of an insured event and the time it is actually reported to the insurer. Reserve estimates are continually refined in a regular ongoing process as experience develops and claims are reported and settled. Adjustments to reserves are reflected in the results of operations in the periods in which such estimates are changed. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that currently established reserves will prove adequate in light of subsequent actual experience. The inherent uncertainties of estimating loss reserves are generally greater for casualty coverages than for property coverages, due primarily to the longer period of time that typically elapses before a definitive determination of ultimate loss can be made, changing theories of legal liability involving certain types of claims and changing political climates.

         REINSURANCE CONSIDERATIONS. Orion's and Guaranty's property and casualty insurance business is partially dependent upon their ability to cede significant amounts of the risk insured by Orion or Guaranty. The amount, availability and cost of reinsurance protection are subject to prevailing market conditions beyond the control of Orion or Guaranty, and may affect the level of business and profitability of Orion or Guaranty. Orion and Guaranty are also subject to credit risk with respect to the reinsurers to which business has been ceded, since the ceding of risk to reinsurers does not relieve the participating insurers or reinsurers under the facilities of their liability to their insureds or reinsureds. No assurances can be given as to Orion's or Guaranty's ability to maintain their current reinsurance protection facilities, which generally are subject to annual renewal. If Orion or Guaranty were unable to maintain such facilities upon their expiration, either its net exposures would increase, or, if it were unwilling to bear such increase in net exposures, Orion or Guaranty would be required to reduce the level of its underwriting commitments.

         COMPETITION. The insurance business is generally highly competitive. Orion and Guaranty face competition from domestic and foreign insurers, some of whom are larger and have greater financial, marketing and management resources than Orion and Guaranty. Both Orion's and Guaranty's profitability is affected by many other factors, including rate competition, severity and frequency of claims, interest rates, state regulations, court decisions, the judicial climate and general business conditions, all of which are outside the control of Orion and Guaranty.

         REGULATION AND LICENSING. Orion and Guaranty are subject to governmental regulation in each of the states in which each conducts business. Such regulation is vested in state agencies, which have broad supervisory, regulatory and administrative powers to deal with all aspects of the business of Orion and Guaranty, including licenses, rates, policy forms, capital adequacy, payment of dividends, security deposits, methods of accounting, investments, form and content of financial statements, reserves for unpaid loss and loss adjustment expenses, reinsurance, standards of solvency, periodic examinations and annual and other report filings. A change in such laws and regulations could adversely affect the revenues and expenses of Orion and Guaranty. In general, state agencies are primarily concerned with the protection of policyholders rather than shareholders. In recent years state legislatures have considered or enacted laws that alter and, in many cases, increase state authority to regulate insurance companies and insurance holding company systems. In addition, the National Association of Insurance Commissioners ("NAIC") and state insurance regulators, as part of the NAIC's state insurance department accreditation program, have re-examined existing laws and regulations, specifically focusing on insurance company investments, issues relating to the solvency of insurance companies, licensing and market conduct issues, interpretations of existing laws, the development of new laws, and the definition of extraordinary dividends. In addition, Congress and certain federal agencies have conducted investigations of the current condition of the insurance industry in the United States to determine whether to impose federal regulation of insurers and reinsurers. From time to time, Congress and certain states have considered various legislative proposals which would provide for governmental earthquake insurance coverage. Legislation has also from time to time been introduced in Congress that could result in the federal government's assuming some role in the regulation of the insurance industry, but none is currently pending. Neither Orion nor Guaranty knows at this time the extent to which such federal or state legislative or regulatory initiatives will be adopted, and no assurance can be given that they would not have a material adverse effect on Orion's or Guaranty's business. The operations of Orion, Guaranty and their respective affiliates are also subject to state insurance laws and regulations requiring the licensing of insurance agents, brokers, reinsurance intermediaries, reinsurance underwriting managers, and managing general agents and regulating certain aspects of their business. These laws and regulations are intended primarily for the protection of policyholders, rather than shareholders of the licensed entities, and may include requirements for certain provisions in contracts entered into between Orion, Guaranty and various insurers or reinsurers, certain record keeping and reporting requirements, advertising and business practice rules, and other matters. The businesses of Orion and Guaranty depend on obtaining and maintaining licenses and approvals pursuant to which they operate, as well as compliance with pertinent regulations. There can be no assurance that Orion or Guaranty will be able to obtain or continue, at any time, all such required licenses, approvals or complying contracts. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities, and the possibility exists that Orion or Guaranty may be precluded or temporarily suspended from carrying on some or all of its activities in a given jurisdiction. Such preclusion or suspension could have a materially adverse effect on the business and results of operations of Orion and Guaranty.

         HOLDING COMPANY STRUCTURE AND DIVIDENDS. Both Orion and Guaranty are defined, for purposes of state laws, as "insurance holding companies" and each is dependent upon the ability of its insurance subsidiaries to pay dividends to it (or to the intermediate parents within their respective holding company structures) to meet their obligations and cover their expenses. Insurance companies are limited by law to the payment of dividends out of surplus earnings above a specified level, generally the greater of ten percent of the insurer's surplus as regards its policyholders or the prior year's net income (in the case of Colorado, statutory net income does not include realized capital gains). Dividends in excess of those thresholds are "extraordinary dividends" and subject to prior regulatory approval.

         FACTORS AFFECTING MARKET PRICE OF ORION COMMON STOCK; FIXED EXCHANGE RATIO. Since the market price of Orion Common Stock is subject to fluctuation, the market value of the shares of Orion Common Stock that the holders of Shares will receive in the Offer may increase or decrease before and after the Offer. The Exchange Ratio in the Offer is fixed at that number of shares of Orion Common Stock (not to be less than .1420 or to exceed .1650) which have a value determined as set forth herein of $6.80 and will not be adjusted based on any subsequent increase or decrease in the price of the Guaranty Shares. There can be no assurance that before or after the consummation of the Offer, shares of Orion Common Stock will continue to trade at prices at or above the prices at which such shares have traded in the past. The prices at which Orion Common Stock trades after the Offer may be influenced by many factors including, among others, the liquidity of the market for Orion Common Stock, investor and market analyst perceptions of Orion and the industry in which it operates, the combined operating results of Orion and Guaranty, Orion's dividend policy, and general economic and market conditions.

FORWARD-LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to the development of Orion's business in the domestic and Canadian property and casualty markets and the future operation of Guaranty's business as a provider of specialty property and casualty insurance products and services, principally involving automobiles. All forward-looking statements involve risks and uncertainty, including, without limitation, risks relating to dependence on material contracts, ability to cede reinsurance risk, adequacy of loss reserves, dependence upon key personnel, ability to integrate the operations of Orion and Guaranty and achieve expected synergies, regulatory and licensing requirements, uncertainties arising out of the trend toward consolidation in Guaranty's lines of business and general market conditions and competition. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties as set forth herein, the failure of any one of which could materially adversely affect the operations of Orion and Guaranty. Orion's and Guaranty's plans and objectives are also based on the assumptions that competitive conditions within the property and casualty and automobile insurance business will not change materially or adversely and that there will be no material adverse change in Orion's and Guaranty's operations or business. Assumptions relating to the foregoing involve judgments with respect, among other things, to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Orion and Guaranty. Although Orion and Guaranty believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and there can, therefore, be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Orion, Guaranty or any other person that the objectives and plans of Orion and Guaranty will be achieved.

FUTURE DIVIDENDS ON ORION STOCK

         Orion declared cash dividends to its shareholders of $.38 per share in 1994, $.43 per share in 1995 and $.515 per share in 1996. Declaration and payment of cash dividends has been dependent on Orion's earnings levels, capital requirements, financial condition, loan covenants, and other related factors deemed relevant by the Orion Board. Orion has increased its common stock dividend fourteen times in the last eighteen years.

         Guaranty declared cash dividends to its shareholders of $.50 per share each year from 1994 through 1996. Declaration and payment of cash dividends has been dependent on its earnings levels, capital requirements, financial condition, loan covenants and other related factors deemed relevant by its Board of Directors.

                                 SPECIAL FACTORS

BACKGROUND OF THE OFFER

         Since August 1984, Orion has had, directly or through wholly-owned subsidiaries, a substantial ownership interest in Guaranty. In November 1988, Orion, through wholly-owned subsidiaries, increased its ownership of Guaranty from 49.7% to 100%. On November 20, 1991, Orion sold 6,250,000 Shares in an initial public offering at a net price per share of $13.60, reducing its ownership interest to 49.3% of the then outstanding Shares. Since then, Guaranty has operated as an independent publicly-traded company.

         On July 18, 1995, Guaranty acquired all the capital stock of Viking Insurance Holdings, Inc. ("Viking") for a total consideration of $102,700,000 (subject to certain adjustments). Guaranty financed the acquisition of Viking by selling 1,550,000 Shares in a European offering pursuant to Regulation S under the Securities Act, and utilizing a portion of a new $110,000,000 credit facility from a group of lending banks. At that time, certain of Orion's wholly-owned subsidiaries held $20,896,000 of Guaranty's subordinated promissory notes due 2003 (the "2003 Notes") which had been issued in November 1991. To facilitate Guaranty's acquisition of Viking, the entire principal amount of the 2003 Notes was converted in July and October 1995 into 1,326,128 Shares at $15.76 per share, the same net price received by Guaranty in its Regulation S offering. The conversion of the 2003 Notes restored Orion to its previous ownership level in Guaranty of slightly less than 50% of the outstanding Shares following the increase in the number of Shares resulting from Guaranty's Regulation S offering. From November 1995 through March 1996, Design Professionals Insurance Company, a wholly-owned subsidiary of Orion, acquired an additional 80,000 Shares in open market purchases.

         In December 1995 and February 1996, representatives of companies in the insurance industry expressed an interest to the late Mr. Alan R. Gruber, then the Chairman and Chief Executive Officer of Orion, in acquiring from Orion its Shares in connection with a possible acquisition of Guaranty. In each of these cases, such companies subsequently indicated that their managements had decided to pursue other opportunities. No price was discussed in any case for the Shares, and no offer was made. In March 1996, a financial intermediary told Orion that he had proposed to a third-party entity the possible purchase from Orion of its Shares in connection with a possible purchase of Guaranty. The financial intermediary was not retained by Orion to effect such a transaction and Orion has no information to the effect that he was retained to do so by the third party. Orion had no further contact and received no offer concerning the proposal.

         On May 8, 1996, Orion and certain of its wholly-owned subsidiaries (the "Subsidiaries") commenced a tender offer for up to 4,600,000 Shares (the "1996 Tender Offer"), a number which would bring Orion's ownership to more than 80% of the outstanding Shares and allow Orion to file a consolidated federal income tax return which includes Guaranty. Prior to consummation of the 1996 Tender Offer and in connection with it, a 1991 Shareholder Agreement among Orion, its Subsidiaries and Guaranty was amended (as amended, the "Shareholder Agreement"). Orion and the Subsidiaries agreed not to purchase, prior to July 1, 1999, additional Shares (if after giving effect to such purchase they would own more than 81% of the outstanding Shares) other than pursuant to an offer involving consideration equal to at least $18.50 per Share and made for all Shares not held by them, such offer to be conditioned upon the acceptance thereof by at least a majority of the Shares then outstanding and not held by Orion and its Subsidiaries. On July 2, 1996, Orion and the Subsidiaries completed the Tender Offer for 4,600,000 Shares.

         On July 2, 1996, Orion also signed a Memorandum of Understanding with respect to the settlement and dismissal of three lawsuits which had been brought as a result of the 1996 Tender Offer. Pursuant to the terms of the Memorandum of Understanding, all pending litigation was to be terminated and Orion confirmed the undertaking with respect to the purchase of additional Shares described above, which it had made while the 1996 Tender Offer was pending.

         On July 17, 1996, Orion purchased, for $14.50 per Share, an additional 120,000 Shares, which together with Shares purchased in the 1996 Tender Offer, increased Orion's aggregate ownership of Shares to approximately 81.0%. Since July 17, 1996, Orion and its subsidiaries have not purchased any Shares.

         Orion and its Subsidiaries, beneficially own, in the aggregate, 12,129,942 Shares. Set forth below is the number of Shares held by Orion and its Subsidiaries, respectively, as of the date of this Prospectus:

                                                          NO. OF SHARES   %*
                                                          -------------   --

       Orion Capital Corporation.........................   1,145,000    7.61
       The Connecticut Indemnity Company.................   1,381,168    9.19
       Connecticut Specialty Insurance Company...........     215,154    1.43
       Design Professionals Insurance Company............     317,115    2.11
       EBI Indemnity Company.............................     630,379    4.19
       Employee Benefits Insurance Company...............     618,612    4.11
       The Fire and Casualty Insurance Company of
         Connecticut.....................................     637,998    4.24
       Security Insurance Company of Hartford............   7,116,802   47.33
       Security Re, Inc..................................      67,714    0.45
                                                           ----------   -----
                                                           12,129,942   80.66%
                                                           ==========   =====
--------------

* Based on the number of shares reported by Guaranty in its June 1997 Form 10-Q to be outstanding as of August 4, 1997.

         Although each of Orion's Subsidiaries has sole power to vote and dispose of its Shares and makes its own investment decisions, Orion is deemed by its direct or indirect voting control of the Subsidiaries to be able ultimately to direct the acquisition, voting and disposition of the Shares held by its Subsidiaries.

         By mid-1997, senior management of Orion determined that if Guaranty is to be a significant factor in the nonstandard personal auto insurance market, it would be desirable for it to expand its base of business. That conclusion was in part based on the consolidation of the nonstandard auto insurance business that was taking place during the first and second quarters of 1997. To some extent, Guaranty itself has the capital capacity to expand its business base by internal and external growth but certain strategic alternatives being considered by it will likely require additional capital if they are to be accomplished. Orion has concluded that such additional capital support can be more efficiently furnished if Guaranty were to become a wholly-owned subsidiary of Orion.

         In June, 1997, during a discussion of Guaranty's strategic alternatives among W. Marston Becker, Chairman and Chief Executive Officer of Orion, James R. Pouliot, President and Chief Executive Officer of Guaranty, and Michael L.
Pautler, Senior Vice President of Finance and Treasurer of Guaranty, the possible advantage of a closer consolidation was raised but not discussed in any detail.

         On July 8, 1997, an Executive Committee meeting of the Orion Board of Directors was held to explore the various aspects of the potential acquisition by Orion of the Shares it does not own. The Executive Committee authorized Mr. Becker to open a dialogue with Guaranty to discuss the potential of such a transaction. On that same day, Mr. Becker telephoned Mr. Pouliot to continue the discussion of the strategic alternatives of Guaranty. During that meeting, Mr. Becker expressed the view that consideration might be given to having Orion acquire the remaining interest in Guaranty, not already owned by Orion, through a merger or similar transaction. Based on the closing sales price of $23.9375 of Shares on July 8, 1997, Mr. Becker suggested a possible price of $26.00. He further suggested that a merger in which stock of Orion would be exchanged for the Shares not already owned by Orion on an agreed ratio seemed to Orion to produce the most favorable after-tax result to individual shareholders of Guaranty (noting that certain institutional shareholders might be less concerned with the form of consideration). He further stated that among the holders of Shares, there were a significant number of holders who were also shareholders of Orion, concluding that since those persons had already chosen to invest in Orion, they presumably would be well disposed to continuing their investment in Guaranty on an indirect basis by increasing their holdings of Orion Common Stock. He suggested that before any discussions took place concerning the desirability of a merger of Guaranty, the financial adviser of Orion meet with a designated financial adviser to Guaranty to discuss the relative valuation of the two entities. He further suggested that any financial adviser retained by Guaranty report to the directors of Guaranty who are not employees or directors of Orion. Subsequently, Orion was informed that Guaranty had retained the firm of Salomon Brothers Inc ("Salomon") to represent Guaranty in such discussions.

         During the months of July and August 1997, Salomon and Orion's financial adviser, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), conducted due diligence reviews at Guaranty and Orion and had several conversations concerning valuation principles which might be relevant to a merger of Guaranty into a subsidiary of Orion. No agreement was reached by them as to the valuation of the Shares not already owned by Orion and its Subsidiaries or even as to a mutually-agreed range of values. Orion was advised that further due diligence and analysis would be required by Guaranty's financial adviser.

         On September 2, 1997, an Executive Committee meeting of the Orion Board of Directors was held to discuss the status of the discussions between Orion and

Guaranty. The Executive Committee authorized Mr. Becker to send a letter to the Guaranty Board of Directors to propose a meeting to discuss the potential for a transaction.

         On September 4, 1997, Mr. Becker sent a letter to the Board of Directors of Guaranty and requested that a special meeting of the Board of Directors of Guaranty be held following a regular meeting of the Board of Directors of Orion which was to be held in Colorado on September 12. The purpose of the meeting was to discuss with the entire Guaranty Board why Mr. Becker felt the combination of the two companies was strategically important for Guaranty and the results, from his perspective, of the discussions which had taken place since July between the companies' financial advisers. In the letter, Mr. Becker stated he would be prepared to suggest to the Orion Board of Directors that Orion acquire, most likely through a merger, the remaining Shares it did not own for a value of $30.25 per share (partially cash and partially stock).

         On September 12, 1997, separate meetings of the Boards of Directors of Orion and of Guaranty were held at the headquarters of Guaranty in Englewood, Colorado. At the Orion meeting, the Board of Directors authorized Mr. Becker to discuss with the Board of Directors of Guaranty the work which had been done by its financial advisers. Anticipating that the financial adviser of Guaranty had informed the independent directors of Guaranty of its conclusions concerning its valuation of the Shares not already owned by Orion and its Subsidiaries, Orion's Board of Directors authorized the Executive Committee of the Orion Board to formulate an offer to Guaranty if it appeared that there was substantial agreement with the recommendations to Guaranty's independent directors by its financial adviser.

         At the meeting on September 12 of the Guaranty Board of Directors, Orion was informed that the independent directors of Guaranty had not formally met with their financial adviser and had not reached any conclusion as to the value of the Shares not already owned by Orion and its Subsidiaries. Nonetheless, Mr. Becker presented to the Guaranty Board of Directors data which had been developed by Orion and its financial adviser as to the value of Guaranty and as to the form of transaction and form of consideration which Orion believed would be most advantageous to the shareholders of Guaranty. He indicated to the Board of Guaranty that he would be prepared to recommend a price of $30.25 per Share (partially cash and partially stock) to Orion's Board of Directors and was informed that the independent directors of Guaranty were not at that time in a position to consider an offer without further advice from Guaranty's financial adviser. Orion was informed that the independent directors of Guaranty would organize themselves to evaluate the proposal.

         On September 15, 1997, one of the independent directors of Guaranty telephoned Mr. Becker and informed him that the independent directors had met with their financial adviser and discussed with their financial adviser its evaluation study. He further stated that the financial adviser wished to review the results of Guaranty's operations since the adviser's last meeting with senior management. Finally, he suggested the desirability of additional meetings involving Mr. Becker and one or more of Guaranty's independent directors.

         On September 16, 1997, Mr. Becker was asked, as Chairman of Guaranty, to convene a meeting of its Executive Committee at which the independent directors could be formally designated as a special committee. That meeting was called and a Special Committee was appointed with Dennis J. Lacey as its Chairman; the other director-members are Tucker H. Adams, M. Ann Padilla, and Richard R. Thomas. Mr. Becker was then asked, as the Chairman of Orion, to meet with Mr. Lacey, and the legal and financial advisers of both Orion and the independent directors, to discuss further a potential transaction and to attempt to reach agreement on value. That meeting took place on September 17, 1997, in Englewood, Colorado.

         At the September 17 meeting, a representative of Guaranty's financial adviser presented an analysis of its valuation approach but noted that his firm was not yet in a position to render an opinion as to the fairness of any particular price. The representatives of Orion concluded, based on exhibits prepared by and remarks made by Guaranty's advisers, that a price of approximately $34.00 was a fair price upon which to base an offer for the Shares. The Special Committee suggested a price of $36.00, but at the conclusion of discussions, Mr. Becker proposed an offer of $34.00 per Share, payable 80% in cash and 20% in Orion Common Stock with a formula designed to adjust for changes in excess of approximately 7 1/2% in the closing market price on September 17 of Orion Common Stock, subsequent to September 17 and prior to the exchange date, and with provision for termination rights if the market price of Orion Common Stock should rise or fall by approximately 15% or more. Orion's advisers further recommended that this transaction be accomplished by a tender offer for all Shares not owned by Orion, followed by a merger in which any Shares not properly tendered could be acquired.

         During the evening of September 17, Mr. Lacey telephoned Mr. Becker and informed him that the Special Committee was not in a position to make a recommendation concerning the offer which had been extended. Mr. Becker indicated to him that Orion's opinion was that the discussion process would best be served by making a specific proposal containing those elements which seemed to Orion to be fair to the shareholders of Guaranty and to recognize fully the value of the outstanding Shares not owned by Orion and its Subsidiaries. On September 18, Orion issued a press release announcing that it would make the Offer directly to the shareholders of Guaranty so that each Guaranty shareholder could make his or her own judgment as to whether to accept Orion's Offer.

     GUARANTY BOARD COMPOSITION; ORION NOMINEES. Messrs. W. Marston Becker, Chairman and Chief Executive Officer of Orion, Vincent T. Papa, Chairman and Chief Executive Officer of Wm. H. McGee & Co., Inc., a wholly-owned subsidiary of Orion, and William J. Shepherd, a director of Orion, currently serve as Orion's designated directors on Guaranty's Board. Mr. Robert B. Sanborn, formerly the President of Orion and formerly an Orion designee on the Guaranty Board, and now a senior consultant of Orion, was asked by Guaranty to continue as a director of Guaranty following his retirement as President of Orion. Mr. Sanborn is currently a director of Orion but is not an Orion-designated director of Guaranty. Mr. Sanborn receives the regular fees and other benefits provided to all non-employee directors of Guaranty. Mr. Roger B. Ware resigned as a member of Orion's Board of Directors as of September 11, 1997. He subsequently advised Orion that his reason was to avoid any appearance of a conflict of interest during the Board discussions scheduled for September 12. Mr. Ware continues as a director of Guaranty and is, according to the 1997 Proxy Statement of Guaranty, the beneficial owner of 92,071 Shares. Mr. Ware was formerly the President and Chief Executive Officer of Guaranty. Messrs. Sanborn and Shepherd are two of the four members of Guaranty's Compensation Committee. Mr. Shepherd is the Chairman of both Orion's Compensation Committee and Guaranty's Compensation Committee.

         The Shareholders Agreement provides that so long as Orion or its subsidiaries beneficially own in the aggregate 30% or more of the voting securities of Guaranty, Orion will continue to have the right to designate three nominees to Guaranty's Board (one of whom will be the Chairman of the Board), and so long as Orion or its subsidiaries beneficially own 20% or more of Guaranty's voting securities, Orion will have the right to designate two nominees. Orion may also require that Guaranty's Compensation Committee include Orion's nominees to Guaranty's Board. None of Orion's nominees, other than Mr. Shepherd, receives any compensation from Guaranty, including any retainer fee or attendance fee for his services, except for travel expenses in connection with attendance at directors' meetings.

         Orion's nominees intend, in all deliberations of the Guaranty Board with respect to the Offer, to be guided by the advice of legal counsel to Guaranty as to when and to what extent they should be present at and participate in Board discussions. They intend, however, that all decisions and recommendations of the Guaranty Board with respect to the Offer be made or taken by action of directors of Guaranty who are not officers or directors of Orion.

         The Guaranty Board has 6 members who are not designees of or officers or directors of Orion. They are Messrs. Lacey, Pouliot, Thomas and Ware and Messes. Adams and Padilla.

FAIRNESS OF THE OFFER

         Orion believes that the Offer is fair to the unaffiliated holders of Shares to whom it is directed. In concluding that the Offer is fair to such shareholders of Guaranty, Orion has considered, among other matters, (i) that the $34.00 per Share price represents a premium of 4.6% over the closing sale price of $32.50 per Share as reported by the NYSE on September 17 1997, the date prior to the issuance of the press release announcing Orion's intent to make the Offer (the "Press Release Date"), a 17.7% premium over the closing sale price of $28.875 on September 10, one week prior to the Press Release Date, and a 19.6% premium over the closing sale price of $28.4375 on August 18, one month prior to the Press Release Date; (ii) that the $34.00 per Share price represents a premium of 40.2% over the closing sale price of $24.25 on July 7, 1997, the day prior to the commencement of discussions with Guaranty; (iii) that the $34.00 per Share price represents a multiple of 1.97x Guaranty's net book value per share of $17.27 as of June 30, 1997 and a multiple of 2.27x Guaranty's net tangible book value per share of $15.01 as of June 30, 1997 (Orion has made no analysis of the liquidation value of Guaranty and therefore has no basis for expressing an opinion as to the comparison of the Offer Consideration to liquidation value); (iv) historical market prices of the Shares since Guaranty became a public company, including the average daily closing stock price for the 12 months ended June 30, 1997 of $17.34; (v) Orion's evaluation of competitive trends and other conditions in the markets in which Guaranty operates; (vi)

Orion's knowledge of the business, historical results of operations and the properties, assets and earnings of Guaranty and its recent financial and operating performance; (vii) the $18.50 per Share purchase price that Orion and its wholly-owned subsidiaries paid in July 1996 to purchase up to 4,600,000 shares of Guaranty pursuant to the 1996 Tender Offer and the $14.50 price per Share paid by Orion for an additional 120,000 Shares on July 17, 1996 in open-market purchases; (viii) the plans of Guaranty to expand its business through internal growth and acquisition and the ability of Guaranty to carry out its plans with assets on hand and cash expected to be generated from operations, and (ix) the fact that Orion already beneficially owns approximately 81% of the outstanding Shares, making any "control" premium for the non-Orion Shares inapplicable.

         The foregoing discussion of the information and factors considered by Orion is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the determination of the Offer Consideration and the evaluation of the fairness of the Offer, Orion did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, Orion viewed its position as being based on the totality of the information presented to and considered by it. On balance, however, Orion viewed the factors set forth in items (i) through (iii), (v), (vi), (viii) and (ix) as very influential to its decision and the remainder of lesser significance.

         Orion has not obtained, or sought to obtain, any report, opinion or appraisal from an outside party, including, without limitation, an investment banker's opinion as to the fairness of the Offer to unaffiliated holders of Shares. Orion's Board of Directors has received a report from DLJ on various techniques that might be utilized to assist in determining the price and structure of a possible transaction.

REASONS FOR THE OFFER; PURPOSE AND STRUCTURE OF THE
TRANSACTION; PLANS AFTER THE OFFER; EFFECTS OF THE OFFER

         Orion believes it can provide to Guaranty, as a wholly-owned subsidiary, access to capital in amounts and on terms that may not be available to Guaranty as an independent entity. In order to place Guaranty in a position to carry out a variety of potential strategic alternatives on a timely and adequately-financed basis, and to protect the significant investment which Orion presently has in Guaranty, Orion has determined to seek to acquire the Shares which it does not presently own. To the extent that any Shares remain outstanding following completion of the present Offer, Orion will seek to acquire such Shares either in a merger or in a subsequent tender offer on such terms and conditions as may seem appropriate at the time, which terms and conditions may be the same as or different from the terms and conditions of the Offer.

         Orion presently intends, as soon as practicable after consummation of the Offer, to seek to have Guaranty effect a merger with and into a wholly-owned subsidiary of Orion. If Orion, together with its wholly-owned subsidiaries, following consummation of the Offer, owns 90% or more of the outstanding Shares, Orion may be able to effect such a merger of Guaranty without the consent of the Board of Directors or shareholders of Guaranty pursuant to Section 7-111-104 of the Colorado Business Corporation Act. In the event that Orion obtains all of the Tender Shares pursuant to the Offer and/or a merger or otherwise, former holders of the Shares would as a result acquire approximately 1.6% of the outstanding shares of Orion Common Stock, based on the number of shares outstanding on September 1, 1997. Orion believes that Guaranty shareholders who tender their Shares pursuant to the Offer would have the opportunity to retain an indirect equity interest in the business of Guaranty, as a wholly-owned subsidiary of Orion, through their equity ownership of Orion, a larger, better capitalized company. Orion understands that directors and executive officers of Orion who beneficially own Shares will tender them for exchange pursuant to the Offer.

         For information about certain possible effects of the Offer, see "The Offer -- Effect of the Offer on the Market for the Shares; Quotation on the NYSE; Registration Under the Exchange Act," "-- Margin Regulations" and "-- Certain Legal Matters."

         Except as set forth above in this Prospectus, Orion has no present plan or proposals which relate to or would result in (i) an extraordinary corporate transaction, such as a merger, reorganization or liquidation of Guaranty or any of its subsidiaries, (ii) a sale or transfer of a material amount of assets of Guaranty or any of it subsidiaries, (iii) any material changes in Guaranty's corporate structure, business or composition of its management or personnel;
(iv) any material change in the present capitalization, dividend rate or policy or indebtedness of Guaranty, (v) any change in the present board of directors of Guaranty, including, but not limited to, any plan or proposal to change the number or term of existing directors, to fill any existing vacancy on the board or to change any term of the employment contract of any executive officer; (vi) a class of equity securities of Guaranty being delisted from a national securities exchange or ceasing to be authorized to be quoted on an inter-dealer quotation system of a registered national securities association or becoming eligible for termination or registration pursuant to Section 12(g)(4) of the Exchange Act or the suspension of Guaranty's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

                                    THE OFFER

THE EXCHANGE RATIO

         The term "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $6.80 by the average of the high and low sales prices of Orion Common Stock (as reported on NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) (the "Orion Average Price") on each of the ten consecutive trading days ending with the fifth trading day immediately preceding the Expiration Date. The Exchange Ratio will be adjusted if the Orion Average Price deviates by more than approximately 7.5% from $44.5625, the closing price of Orion Common Stock on September 17, 1997. If the Orion Average Price is greater than $47.90, the dollar value of Orion Common Stock to be received pursuant to the Offer will increase from $6.80 to a maximum of $7.28 should the Average Orion Price rise to $51.25. If the Orion Average Price is less than $41.22 the dollar value of Orion Common Stock to be received pursuant to the Offer will decrease to a minimum of $6.25 should the Orion Average Price fall to $37.88. If the Orion Average Price should be greater than $51.25 or less than $37.88, Orion may in its sole discretion refuse to accept Shares tendered for exchange. On September 19, 1997, the closing price of Orion Common Stock on the NYSE was $44.00. If that price were to be the Orion Average Price, the Exchange Ratio would be 0.1545 Shares of Orion Common Stock for each Share. The Exchange Ratio will change as the market price of the Orion Common Stock changes. The actual Orion Average Price and Exchange Ratio will be calculated as of the fifth trading day immediately prior to the Expiration Date, as described above and a press release will be issued announcing the actual Exchange Ratio prior to the opening of the fourth trading day prior to the Expiration Date (as it may be extended from time to time).

TERMS OF THE OFFER

         GENERAL; EXPIRATION DATE. Orion hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange the Offer Consideration for each outstanding Share (other than those owned by Orion or its wholly-owned subsidiaries), validly tendered prior to the Expiration Date (as hereinafter defined) and not properly withdrawn. The Offer Consideration is $27.20 net in cash and, subject to adjustment as set forth herein, $6.80 of Orion Common Stock per Share, calculated at the Exchange Ratio. The term "Expiration Date" means 12:00 Midnight, New York City time, on ______, 1997, unless and until Orion shall have extended the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by Orion, shall expire. See "-- The Exchange Ratio" above. On September 19, 1997, the closing price of Orion Common Stock on the NYSE was $44.00. If that price were to be the Orion Average Price, the Exchange Ratio would be
0.1545 shares of Orion Common Stock for each Share. A press release will be issued announcing the actual Exchange Ratio prior to the opening of the fourth trading day prior to the Expiration Date (as it may be extended from time to time). Cash will be paid in lieu of fractional shares of Orion Common Stock; see "-- Cash in Lieu of Fractional Shares of Orion Common Stock."

         Tendering shareholders will not be obligated to pay any charges or expenses of the Exchange Agent. Except as set forth in the Instructions to the Letter of Transmittal, any transfer taxes on the exchange of Shares pursuant to the Offer will be paid by or on behalf of Orion.

         Orion's obligation to exchange the Offer Consideration for Shares pursuant to the Offer is subject to the Minimum Share Condition, the Rights Plan Condition, the Regulatory Approval Condition and the Orion Average Price Condition (in each case as defined on the cover page of this Prospectus) and the other conditions set forth below under "-Certain Conditions of the Offer."

         According to Guaranty's Quarterly Report on Form 10-Q for the period ended June 30, 1997, as of August 4, 1997, there were 15,038,433 Shares outstanding. Orion, directly or through wholly-owned beneficiaries, beneficially owns 12,129,942 Shares or approximately 81% of the outstanding Shares as of the date of this Prospectus.

         Orion expressly reserves the right, in its sole discretion, for any reason, at any time or from time to time, and regardless of whether or not any of the events set forth in "-- Certain Conditions of the Offer" shall have occurred or shall have been determined by Orion to have occurred, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Exchange Agent and by making a public announcement thereof. During any such extension, all Shares previously tendered may be withdrawn as set forth below under "--Withdrawal Rights" below. There can be no assurance that Orion will exercise its right to extend the Offer. Subject to applicable rules of the SEC, Orion expressly reserves the right, in its sole discretion, at any time or from time to time, and regardless of whether or not any of the events set forth in "-- Certain Conditions of the Offer" shall have occurred or shall have been determined by Orion to have occurred, to increase or decrease the price per Share payable in the Offer or to make any other changes in the terms and conditions of the Offer by giving written or oral notice of such amendment to the Exchange Agent. The rights reserved to Orion in this paragraph are in addition to Orion's right to terminate the Offer pursuant to "--Certain Conditions of the Offer." If Orion shall decide, in its sole discretion, to increase or decrease the consideration offered in the Offer to holders of Shares and, at the time that notice of such change is first published, sent or given to holders of Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice is first so published, sent or given, then the Offer will be extended at least until the expiration of such period of ten business days. If, prior to the Expiration Date, Orion shall increase the consideration offered to holders of Shares pursuant to the Offer, such increased consideration shall be paid to all holders whose Shares are accepted for exchange pursuant to the Offer. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

         The SEC has announced that under its interpretation of Rules 14d-4(c) and 14d-6(d) under the Exchange Act material changes in the terms of a tender offer or information concerning the tender offer may require that the tender offer be extended for a sufficient period of time to allow shareholders to consider such material changes or information in deciding whether or not to tender, withdraw or hold their shares. Orion confirms that if Orion makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition to the Offer, Orion will extend the Offer and disseminate additional tender offer materials to the extent required by Rules 14d-4(c) and 14d-6(d) promulgated under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changed. With respect to a change in price or change in percentage of securities sought, a minimum ten business day period is generally required to allow for adequate dissemination to shareholders and investor response.

         The SEC has stated that in its view an offer should remain open for a minimum of five business days from the date a material change is first published, sent or given to shareholders to whom the offer is made, and that if material changes are made with respect to information that approaches the significance of price and share levels, a minimum of ten business days may be required to allow for adequate dissemination and investor response.

         Orion does not expect this to be the case, but should for any reason the Rights be deemed to be exercisable, and the Rights Plan Condition not be invoked by Orion, Guaranty shareholders will be required to tender one Right for each Share tendered to effect a valid tender of such Shares. See "-- Certain Conditions of the Offer" and "-- Certain Legal Matters -- (f) Guaranty's Charter Documents; The Shareholder Agreement; the Rights Plan and Other Matters."

         Subject to the applicable rules and regulations of the SEC, Orion expressly reserves the right, in its sole discretion, at any time, or from time to time, (i) to delay acceptance for payment or payment for any Shares, regardless of whether such Shares were theretofore accepted for payment, or to terminate the Offer and not accept for exchange or exchange for any Shares not theretofore accepted for exchange or exchanged for, upon the occurrence of any of the events specified in "--Certain Conditions of the Offer" by giving oral or written notice of such delay in acceptance or payment or termination to the Exchange Agent and (ii) at any time, or from time to time, to waive any condition (except the Minimum Share Condition) or otherwise amend the Offer in any respect. Any extension of the Offer, delay in acceptance or payment, termination or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date, in accordance with the public announcement requirements of Rule 14d-4(c) promulgated under the Exchange Act. Without limiting the manner in which Orion may choose to make any public announcement, Orion shall have no obligation, and currently does not intend, except as required by law, to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service and making any appropriate filing with the SEC.

         Orion reserves the right to transfer or assign, in whole or from time to time in part, to one or more of the its wholly-owned subsidiaries the right to purchase Shares tendered pursuant to the Offer, but no such transfer or assignment will relieve Orion of its obligations under the Offer or prejudice the rights of tendering shareholders, upon the terms and subject to the conditions of the Offer, to exchange Shares validly tendered and accepted for exchange pursuant to the Offer for shares of Orion Common Stock.

         A request is being made of Guaranty pursuant to Rule 14d-5 under the Exchange Act for the use of its shareholder lists and security position listings for the purpose of communications with Guaranty shareholders and disseminating the Offer to holders of Shares. A final Prospectus and the related Letter of Transmittal and other relevant materials will be mailed to record holders of Shares on [the date of this Prospectus] and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the shareholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

         ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES. Upon the terms and subject to the conditions of the Offer, including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment, Orion will accept for exchange (and thereby purchase) Shares (and Rights, if applicable) validly tendered and not properly withdrawn in accordance with the provisions set forth below under "-- Withdrawal Rights" below (including Shares validly tendered and not withdrawn during any extension of the Offer, if the Offer is extended, upon the terms and subject to the conditions of such extension), as promptly as practicable after the Expiration Date. THE OFFER IS CONDITIONED ON THE MINIMUM NUMBER OF SHARES BEING TENDERED. See "-- Certain Conditions of the Offer." Orion expressly reserves the right to delay acceptance for payment of or payment for Shares in order to comply in whole or in part with any applicable law or regulation as set forth in "-- Certain Conditions of the Offer" and referred to as the Regulatory Approval Condition but intends either to extend the Expiration Date, or to terminate the Offer if it should appear that the Regulatory Approval Condition will delay for more than five (5) days the payment for shares accepted for payment. See "-- Certain Conditions of the Offer." The reservation by Orion of the right to delay acceptance for payment or payment for Shares is subject to the provisions of applicable law under Rule 14e-1 promulgated under the Exchange Act, which require that the purchaser pay the consideration offered or return the shares deposited by or on behalf of shareholders promptly after termination or withdrawal of the Offer.

         In all cases, exchange of Shares (and Rights, if applicable) tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of certificates for such Share, or timely confirmation (a "Book-Entry Confirmation") of book-entry transfer of such Shares into the Exchange Agent's account at The Depository Trust Company ("DTC") or The Philadelphia Depository Trust Company ("PDTC") (sometimes hereinafter referred to individually as a "Book-Entry Transfer Facility" and collectively as the "Book-Entry Transfer Facilities") pursuant to the procedure set forth in "Procedures for Accepting the Offer and Tendering Shares," and, in either such case, timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees or Agent's Message (as defined under "-- Procedures for Accepting the Offer and Tendering Shares") and any other required documents.

         For purposes of the Offer, Orion shall be deemed to have accepted for exchange Shares (and Rights, if applicable) validly tendered and not withdrawn when, as and if Orion gives oral or written notice to the Exchange Agent of its acceptance of the tender of such Shares for exchange. Upon the terms and subject to the conditions of the Offer, delivery of the Offer Consideration and cash in lieu of fractional shares of Orion Common Stock, will in all cases be made by the Exchange Agent, which will act as an agent for the tendering shareholders for the purpose of receiving from Orion and transmitting such Orion Common Stock and cash to tendering shareholders. Under no circumstances will interest be paid on the purchase price by Orion by reason of any delay in making such payment.

         If any tendered Shares are not accepted for exchange pursuant to the Offer for any reason, or if certificates submitted represent more Shares than are tendered, certificates for such Shares not exchanged or tendered will be returned without expense to the tendering shareholder (or, in the case of Shares delivered by book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility pursuant to the procedures set forth in "-- Procedures for Accepting the Offer and Tendering Shares," such Shares will be credited to an account maintained at such Book-Entry Transfer Facility) as promptly as practicable following the expiration or termination of the Offer. If for any reason whatsoever (whether before or after the acceptance for exchange of Shares), acceptance for exchange or exchange of any Shares tendered pursuant to the Offer is delayed, or Orion is unable to accept for exchange or exchange Shares tendered pursuant to the Offer, then, without prejudice to Orion's rights under "-- Certain Conditions of the Offer," the Exchange Agent may, nevertheless, to the extent permitted by law, retain tendered Shares on behalf of Orion and such Shares may not be withdrawn except to the extent that the tendering shareholders are entitled to withdrawal rights as described below under "-- Withdrawal Rights." The ability of Orion to delay the exchange or exchange for the Shares which Orion has accepted for payment is limited by Rule 14e-1 under the Exchange Act referred to above.

         CASH IN LIEU OF FRACTIONAL SHARES OF ORION COMMON STOCK. No certificates representing fractional shares of Orion Common Stock will be issued pursuant to the Offer. In lieu thereof, each tendering shareholder who would otherwise be entitled to a fractional share of Orion Common Stock will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) times the average of the high and low sales prices for shares of Orion Common Stock on the NYSE Composite Tape on the date such Guaranty shareholder's Shares are accepted for exchange by Orion.

         PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES. For Shares to be validly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees or Agent's Message (as defined below) and any other documents required by the Letter of Transmittal must be received by the Exchange Agent at any one of its addresses set forth on the back cover of this Prospectus, and either (i) the certificates for such Shares must be delivered to the Exchange Agent along with the Letter of Transmittal or such Shares must be delivered pursuant to the procedure for book-entry transfer set forth below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) the tendering shareholder must comply with the guaranteed delivery procedure set forth below. The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Shares which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Orion may enforce such agreement against such participant.

         The Exchange Agent will make a request to establish an account with respect to the Shares at each of the Book-Entry Transfer Facilities for purposes of the Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facilities' systems may make book-entry delivery of the Shares by causing DTC or PDTC, as the case may be, to transfer such Shares into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedure for such transfer. However, although delivery of Shares may be effected through a Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents must, in any case, be transmitted to, and received by, Exchange Agent at one of its addresses set forth on the back cover of this Prospectus or the guaranteed delivery procedure set forth below must be complied with, prior to the Expiration Date. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.

         Except as otherwise provided below, signatures on all Letters of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Association's approved medallion program (such as the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"). Signatures on Letters of Transmittal need not be guaranteed if the Shares tendered thereby are tendered (i) by a registered holder of Shares who has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See
Instructions 1 and 5 of the Letter of Transmittal. If the certificates for Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal, or if exchange is to be made or unpurchased Shares are to be issued to a person other than the registered holder or holders, then the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders appear on the certificates, with the signatures on the certificates or stock powers guaranteed as provided in the instructions to the Letter of Transmittal. See Instructions 1 and 5 of the Letter of Transmittal.

         THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's certificates are not immediately available or such shareholder is unable to deliver all documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or such shareholder cannot complete the procedure for book-entry transfer on a timely basis, such Shares, nevertheless, may be tendered if all of the following conditions are met:

          (i)  such tender is made by or through an Eligible Institution;

          (ii) properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Orion herewith, is received by the Exchange Agent as provided below prior to the Expiration Date; and

          (iii)the certificates for all tendered Shares in proper form for transfer (or a Book-Entry Confirmation), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or in the case of a book-entry transfer, an Agent's Message) are received by the

               Exchange Agent within three NYSE trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery and a representation that the shareholder on whose behalf the tender is being made is deemed to own the Shares being tendered within the meaning of Rule 10b-4 under the Exchange Act.

         Notwithstanding any other provision hereof, in all cases payment for Shares tendered and accepted for payment (and thus purchased) pursuant to the Offer will be made only after timely receipt by the Exchange Agent of certificates for such Shares (or a Book-Entry Confirmation), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal. Accordingly, payment may be made to tendering shareholders at different times if Shares and these documents are delivered at different times.

         TO PREVENT BACK-UP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO PAYMENT OF THE CASH CONSIDERATION RECEIVED FOR SHARES PURCHASED PURSUANT TO THE OFFER, A SHAREHOLDER MUST PROVIDE THE EXCHANGE AGENT WITH HIS CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT HE IS NOT SUBJECT TO BACK-UP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. CERTAIN SHAREHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATION AND CERTAIN FOREIGN INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING OR REPORTING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL TO QUALIFY AS AN EXEMPT RECIPIENT, THE SHAREHOLDER MUST SUBMIT A FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS. SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL.

         By executing a Letter of Transmittal as set forth above, a tendering shareholder irrevocably appoints designees of Orion as his attorneys-in-fact and proxies, each with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such shareholder's rights with respect to the Shares tendered by such shareholder and accepted for payment by Orion (and any associated Rights and all other Shares and other securities issued or issuable in respect thereof on or after the date of this Prospectus). All such proxies shall be considered coupled with an interest in the tendered Shares. Such appointment will be effective when, and only to the extent that,
Orion  accepts  such Shares for  payment,  which will be no earlier than       ,
1997. Upon such acceptance for payment, all prior proxies given with respect to such Shares and other securities will, without further action, be revoked and no subsequent proxies may be given (and if given will not be deemed effective). The designees of Orion will be empowered, among other things, to exercise all voting and other rights of such shareholder with respect to Shares and other securities accepted for payment as they, in their sole discretion, may deem proper at any annual, special or adjourned meeting of Guaranty's shareholders, by written consent or otherwise. Orion reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Orion's acceptance for payment of such Shares, Orion must be able to exercise full voting and other rights with respect to such Shares and other securities issued in respect thereof.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares pursuant to any of the procedures described above will be determined by Orion, in its sole discretion, which determination shall be final and binding. Orion reserves the absolute right to reject any or all tenders of any Shares determined by it not to be in proper form or if the acceptance for payment of or payment for such Shares may, in the opinion of Orion's counsel, be unlawful. Orion also reserves the right to waive any defect or irregularity in any tender with respect to any particular Shares of any particular shareholder, and Orion's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Instructions thereto) will be final and binding. None of Orion, the Dealer Manager, the Exchange Agent, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Shares or will incur any liability for failure to give any such notification.

         It is a violation of Rule 14e-4 promulgated under the Exchange Act, for a person, directly or indirectly, to tender Shares for his or her own account unless the person so tendering (i) has a net long position equal to or greater than the number of Shares tendered or other securities immediately convertible into, or exercisable or exchangeable for such number of Shares and (ii) will cause such Shares to be delivered in accordance with the terms of the Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

         A tender of Shares pursuant to any of the procedures described above will constitute a binding agreement between the tendering shareholder and Orion upon the terms and subject to the conditions of the Offer, including the tendering shareholder's acceptance of the terms and conditions of the Offer, as well as the tendering shareholder's representation and warranty that (i) such shareholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 under the Exchange Act and (ii) the tender of such Shares complies with Rule 14e-4.

         WITHDRAWAL RIGHTS. Except as otherwise provided below, tenders of Shares (and if applicable, Rights) made pursuant to the Offer are irrevocable. Upon the terms and subject to the conditions of the Offer, Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for exchange and exchanged by Orion for the Offer Consideration pursuant to the Offer, may also be withdrawn at any time
after               , 1997.

         For withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from that of the person having tendered such Shares. If certificates for Shares have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such certificates, the withdrawing shareholder also must submit to the Exchange Agent the serial numbers shown on the particular certificates evidencing the Shares to be withdrawn, and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Shares tendered for the account of an Eligible Institution. If Shares have been delivered pursuant to the procedure for book-entry transfer set forth under "Procedures for Accepting the Offer and Tendering Shares," any notice of withdrawal must specify the name and account number of the account at a Book Entry Facility to be credited with the withdrawn Shares.

         Any Shares (or Rights, if applicable) properly withdrawn will be deemed not to be validly tendered for purposes of the Offer. However, withdrawn Shares (or Rights, if applicable) may be re-tendered, by following any of the procedures described under "-- Procedures for Accepting the Offer and Tendering Shares" at any subsequent time prior to the Expiration Date.

         A withdrawal of Shares shall also constitute a withdrawal of the associated Rights. Rights may not be withdrawn unless the associated Shares are also withdrawn.

PRICE RANGE OF SHARES; DIVIDENDS

         The Shares trade on the NYSE under the symbol "GNC." The following table sets forth, for the calendar quarters indicated, the reported high and low closing sales prices per Share and the declared cash dividends per Share. The information for 1995 and 1996 was reported in the Guaranty 1996 Annual Report to Shareholders. The information for 1997 was derived from reports in published financial sources:

                             CLOSING SALES PRICES

                                                          CASH DIVIDENDS
                                      HIGH        LOW        DECLARED

     1997:
       Third Quarter (through
          September 19, 1997)     $34.56        $23.25        $.125
       Second Quarter              25.75         17.13         .125
       First Quarter               18.38         16.50         .125

     1996:
       Fourth Quarter              17.13         15.38         .125
       Third Quarter               17.88         13.50         .125
       Second Quarter              18.00         15.00         .125
       First Quarter               17.00         13.38         .125
     1995:
       Fourth Quarter              16.88         13.75         .125
       Third Quarter               19.00         15.75         .125
       Second Quarter              18.50         15.25         .125
       First Quarter               18.25         15.50         .125

On          ,  1997, the last full trading day prior to the  commencement of the
Offer,  the closing  sales price  reported by the NYSE was  $         per Share.
GUARANTY SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

         During 1994 Guaranty repurchased 459,200 Shares, of which 139,600 Shares were purchased from subsidiaries of Orion. The average repurchase price of Shares repurchased was $14.45. To Orion's knowledge, no additional repurchases of Shares have been made by Guaranty since December 31, 1994. In view of applicable regulations under the Exchange Act, Orion expects that any repurchase program would be suspended during the Offer.

EFFECT OF THE OFFER ON THE MARKET FOR THE SHARES; QUOTATION ON THE NYSE; REGISTRATION UNDER THE EXCHANGE ACT.

         The purchase of Shares by Orion pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and, if the Minimum Share Condition is satisfied, would substantially reduce the number of holders of Shares and will adversely affect the liquidity, and possibly, the market value of the remaining Shares held by the public.

         The Shares are listed and principally traded on the NYSE. If the Minimum Share Condition is satisfied, following consummation of the Offer, the Shares would likely no longer meet the requirements of the NYSE for continued listing. For example, according to the NYSE's published guidelines, the NYSE would consider delisting the Shares if, among other things, the number of record holders of at least 100 or more Shares should fall below 1,200, the number of publicly held Shares (exclusive of holdings of officers, directors, their immediate families and other concentrated holdings of 10% or more ("NYSE Excluded Holdings")) should fall below 600,000 or the aggregate market value of publicly held Shares (exclusive of NYSE Excluded Holdings) should fall below $5,000,000.

         According to the 1996 Annual Report on Form 10-K of Guaranty, there were approximately 2,400 holders of Shares as of February 28, 1997. If as a result of the purchase of Shares pursuant to the Offer or otherwise, the Shares no longer meet the requirements of the NYSE for continued listing and/or trading and such trading of the Shares were discontinued, the market for the Shares could be adversely affected.

         In the event all outstanding Tender Shares are exchanged or upon consummation of any subsequent merger, Orion intends to seek delisting of the shares for trading on the NYSE. In the event that the Shares should no longer be listed or traded on the NYSE, it is possible that the Shares may trade on another national securities exchange or in the over-the-counter market and that price quotations would be reported by such exchange, through the NASDAQ or other sources. Orion does not presently intend to request or support such initiatives if delisting occurs.

         In the event that a merger is effected between Guaranty and a wholly-owned subsidiary of Orion following the consummation of the Offer, the Shares would be delisted by the NYSE and deregistered under the Exchange Act.

         The  Shares are  currently  registered  under the  Exchange  Act.  Such registration may be terminated if the Shares are not listed on a "national securities exchange" and there are fewer than 300 record holders of Shares. Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by Guaranty to its shareholders and the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirements of furnishing a proxy statement in connection with shareholders' meetings pursuant to Section 14(a), no longer applicable to Guaranty. If the Shares should no longer be registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions would no longer be applicable to Guaranty. Furthermore, the ability of "affiliates" of Guaranty and persons holding "restricted securities" of Guaranty to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act may be impaired or eliminated.

         In the event that all of the Tender Shares are exchanged pursuant to the Offer, or upon consummation of any subsequent merger, Orion intends to seek to have Guaranty's shares deregistered under the Exchange Act.

MARGIN REGULATIONS

         The Shares are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which have the effect, among other things, of allowing brokers to extend credit on the collateral of such Shares for the purpose of buying, carrying or trading in securities ("Purpose Loans"). Following consummation of the Offer, the Shares might no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations and, therefore, no longer be able to be used as collateral for Purpose Loans made by brokers. In addition, if registration of the Shares under the Exchange Act should be terminated, the Shares would no longer constitute "margin securities."

DIVIDENDS AND OTHER DISTRIBUTIONS

         Except for any action taken by Guaranty which shall have been expressly approved in writing by Orion:

         If, on or after September 18, 1997, Guaranty should declare or pay any dividend on the Shares or other distribution except for the Regular Dividend (as defined below) (including, without limitation, the issuance of additional Shares pursuant to the Rights, a stock dividend or stock split, the issuance of other securities, or the issuance of rights for the purchase of any securities) with respect to the Shares that is payable or distributable to shareholders of record on a date prior to the transfer to the name of Orion or its nominee or transferee on Guaranty's stock transfer records of the Shares purchased pursuant to the Offer, then, without prejudice to Orion's rights as set forth under "-- Certain Conditions of the Offer," (i) the Offer Consideration per Share payable by Orion, pursuant to the Offer shall be reduced to the extent any such dividend or distribution is payable in cash and (ii) any non-cash dividend, distribution or right including the Rights shall be remitted by the tendering shareholder to the Exchange Agent for the account of Orion, accompanied by appropriate documentation of transfer. Pending such remittance, and subject to applicable law, Orion shall be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Orion in its sole discretion. Guaranty has, since January 1, 1995, declared regular quarterly dividends at the rate of $0.125 per share. If, during the third quarter or fourth quarter of 1997 Guaranty declares a dividend of not more than $0.125 per share (the "Regular Dividend"), Orion does not intend to adjust the Offer Consideration should the record date for payment of such Regular Dividend be a date prior to Orion's acceptance for payment and payment for Shares tendered pursuant to the Offer.

         If, on or after September 18, 1997, Guaranty should (i) split, combine or otherwise change the Shares or its capitalization, (ii) issue or sell any additional securities of Guaranty or cause pursuant to the Rights or otherwise an increase in the number of outstanding securities of Guaranty or (iii) acquire currently outstanding Shares or otherwise cause a reduction in the number of outstanding Shares, or shall disclose that it has taken such action, then, without prejudice to Orion's rights under "-- Certain Conditions of the Offer," Orion, in its sole discretion, may make such adjustments in the Offer Consideration and other terms of the Offer (including, without limitation, the number and type of securities to be purchased) as it deems appropriate.

CERTAIN CONDITIONS OF THE OFFER

         Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) Orion's rights to amend the Offer at any time in its sole discretion, Orion will not be required to accept for exchange, or exchange, any Shares tendered, and may terminate, extend or amend the Offer, or, subject to the provisions of applicable law which require that Orion pay the consideration offered or return the Shares deposited by or on behalf of shareholders promptly after termination or withdrawal of the Offer, may delay the acceptance for exchange or the exchange of Shares tendered, if, at any time on or after September 18, 1997, and at or prior to the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for exchange or exchanged for pursuant to the Offer), any of the following events shall occur, which in the sole judgment of Orion, in any case and regardless of the circumstances giving rise to any such condition (including any action or inaction by Orion or any of its subsidiaries or affiliates) makes it inadvisable to proceed with the Offer or with acceptance for exchange or exchange of Shares.

         THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE A NUMBER OF SHARES WHICH, EXCLUDING SHARES OWNED BY ORION AND ITS WHOLLY-OWNED SUBSIDIARIES, WILL CONSTITUTE AT LEAST 50.01% OF THE TOTAL NUMBER OF OUTSTANDING SHARES AS OF THE DATE THE SHARES ARE ACCEPTED FOR EXCHANGE BY ORION PURSUANT TO THE OFFER. Based on the foregoing, Orion expects that this Minimum Share Condition would be satisfied if at least an aggregate of Shares expected to be outstanding immediately prior to the consummation of the Offer are validly tendered pursuant to the Offer and not withdrawn. Orion does not intend, without the approval of a majority of the independent directors of Guaranty, to waive the Minimum Share Condition.

         If the Rights shall have become exercisable or for any reason Orion and its subsidiaries shall not be deemed to be "Exempt Persons" (the "Rights Plan Condition") (see "-- Certain Legal Matters -- (e) Guaranty's Charter Documents; The Shareholder Agreement; The Rights Plan and Other Matters"), then Orion may in its sole discretion refuse to accept Shares tendered for exchange.

         If the Orion Average Price shall be greater than $51.25 or less than $37.88 (the "Orion Average Price Condition"), then Orion may in its sole discretion refuse to accept Shares tendered for exchange.

         The Offer is conditioned on the requirement that the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and that the Shares which shall be issued to Guaranty shareholders in the Offer shall have been authorized for listing on the NYSE, subject only to official notice of issuance. In addition, as described below, the Offer is conditioned on all regulatory approvals required to consummate the Offer having been obtained and remaining in full force and effect, all statutory waiting periods in respect thereof having expired and no such approval containing any conditions or restrictions which the Orion Board of Directors determines will or could be expected materially to impair the strategic and financial benefits expected to result from the offer (the "Regulatory Approval Condition").

         In addition, the Offer is conditioned upon none of the following events having occurred.

         (a) any change shall have occurred or be threatened in the business, operations or financial condition of Guaranty or any of its subsidiaries or affiliates which is or which Orion in its sole discretion believes to be materially adverse to Guaranty and its subsidiaries taken as a whole;

         (b) there shall have been threatened, instituted or pending any action or proceeding by or before any court or governmental regulatory or administrative agency, authority or tribunal, domestic or foreign, which (i) seeks to challenge the acquisition by Orion of the Shares, or to restrain, prohibit or delay the making or consummation of the Offer, (ii) seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal, (iii) seeks to impose material limitations on the ability of Orion (or any of its affiliates) effectively to acquire or hold, or requires any of Orion, or Guaranty, or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of the assets or the business of Orion and its affiliates taken as a whole or Guaranty and its subsidiaries taken as a whole, (iv) seeks to impose material limitations on the ability of Orion (or its affiliates) to exercise full rights of ownership of the Shares purchased, including, but not limited to, the right to vote the Shares purchased on all matters properly presented to the shareholders of Guaranty or (v) may result in a material diminution in the benefits expected to be derived by Orion as a result of the transactions contemplated by the Offer (see "-- Certain Legal Matters");

         (c) there shall have been proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer, by any state, federal or foreign government or governmental authority or by any domestic or foreign court, any statute, rule, regulation, judgment, order or injunction, that, in the sole judgment of Orion, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of (b) above;

         (d) Orion or Guaranty shall otherwise have failed to receive any governmental or third party consents and approvals, which, if not received, would in the aggregate have or be reasonably anticipated to have a materially adverse effect on Orion or Guaranty or any of their respective subsidiaries, or Orion shall have determined in good faith that consummation of the Offer would cause a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under agreements or other obligations of Orion or Guaranty which would individually or in the aggregate have or be reasonably anticipated to have a materially adverse effect on Orion or Guaranty or any of their respective subsidiaries;

         (e) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a material adverse change in United States or any other currency exchange rates or a suspension of, or a limitation on, the markets therefor, (iv) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of Orion, might affect the extension of credit by banks or other lending institutions, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the sole judgment of Orion, a material acceleration or worsening thereof;

         (f) unless Orion shall have consented in writing, Guaranty or any of its subsidiaries shall have, on or after September 18, 1997, (i) issued, distributed, pledged or sold, or authorized, proposed or announced the issuance, distribution, pledge or sale of (A) any shares of capital stock (including, without limitation, the Shares), or securities convertible into any such shares, or any rights, warrants, or options to acquire any such shares or convertible securities, other than Shares issued or sold upon the exercise (in accordance with, and without amendment or waiver of, the present terms thereof) of employee stock options outstanding on September 18, 1997 or (B) any other securities in respect of, in lieu of, or in substitution for Shares (ii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding Shares or other securities, (iii) declared or paid any dividend or distribution (other than the Regular Dividend) on any shares of capital stock or issued, or authorized, recommended or proposed the issuance of, any other distribution in respect of the Shares, whether payable in cash, securities or other property, or altered or proposed to alter any material term of any outstanding security, (iv) issued, or announced its intention to issue, any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (v) authorized, recommended, proposed or publicly announced its intention to enter into (A) any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets or securities or disposition of assets or securities other than in the ordinary course of business, (B) any material change in its capitalization, (C) any release or relinquishment of any material contract rights, or (D) any comparable event not in the ordinary course of business, (vi) authorized, recommended or proposed or announced its intention to authorize, recommend or propose any transaction which could adversely affect the value of the Shares, (vii) proposed, adopted or authorized any amendment to its articles of incorporation or by-laws or similar organizational documents or Orion shall have learned about any such proposal or amendment which shall not have been previously disclosed or
(viii) agreed in writing or otherwise to take any of the foregoing actions;

         (g) Guaranty or any of its subsidiaries shall have entered into any employment, severance or similar agreement, arrangement or plan with any of its employees other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased benefits to the employee as a result of or in connection with the transactions contemplated by the Offer;

         (h) a tender or exchange offer for some portion or all of the Shares shall have been publicly proposed to be made or shall have been made by another person (including Guaranty or any of its subsidiaries or affiliates), or it shall have been publicly disclosed or Orion shall have learned that (i) any person or "group" (as defined in Section 13(d) (3) of the Exchange Act) shall have acquired or proposed to acquire more than 5% of any class or series of capital stock of Guaranty (including the Shares) or shall have been granted any option or right to acquire more than 5% of any class or series of capital stock of Guaranty (including the Shares), other than acquisitions for bona fide arbitrage positions and other than acquisitions by persons or groups who have publicly disclosed such ownership on or prior to September 18, 1997, or (ii) any such person or group who has publicly disclosed any such ownership of more than 5% of any class or series of capital stock of Guaranty (including the Shares) prior to such date shall have acquired or proposed to acquire additional Shares constituting more than 2% of any class or series of capital stock of Guaranty (including the Shares) or shall have been granted any option or right to acquire more than 2% of any class or series of capital stock of Guaranty (including the Shares); or

         The foregoing conditions are for the sole benefit of Orion and may be asserted by Orion regardless of the circumstances giving rise to any such condition and may (with the exception of the Minimum Share Condition) be waived by Orion, in whole or in part, at any time and from time to time in its sole discretion. The failure by Orion at any time to exercise their rights under any of the foregoing conditions shall not be deemed a waiver of any such rights and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time. Any determination by Orion concerning the events described in the foregoing conditions will be final and binding on all parties, including tendering shareholders.

CERTAIN LEGAL MATTERS

         Based upon Orion's examination of publicly available information filed by Guaranty with the SEC and other publicly available information with respect to Guaranty , except as otherwise set forth in this Prospectus, Orion is not aware of any license or regulatory permit which appears to be material to the business of Guaranty and its subsidiaries that might be adversely affected by the acquisition of Shares pursuant to the Offer, or, except as disclosed herein, of any approval or other action (other than an informational filing) by any state, federal or foreign governmental or administrative or regulatory agency that would be required for the acquisition of the Shares as contemplated herein. Should any such license, permit, approval or other action be required, it is presently contemplated that the same would be sought, except as described below under "State Takeover Statutes." While Orion does not currently intend to delay the acceptance for payment of, or payment for, Shares pending the outcome of any such matters, there can be no assurance that any license, permit, consent, approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to Guaranty's business or that certain parts of Guaranty's business might not have to be disposed of or held separate or other substantial conditions complied with in the event that such license, permit or approval is not obtained or any such other action is not taken. Orion's obligation under the Offer to accept for exchange and exchange Shares is subject to certain conditions, including conditions relating to the legal matters discussed herein and, if certain types of adverse action are taken with respect to the matters discussed below, Orion could decline to accept for exchange any Shares tendered. See "-- Certain Conditions of the Offer."

          Orion understands that on September 18, 1997, an action was filed in the Denver District Court, City and County of Denver, Colorado, entitled EUGENIA GLADSTONE VOGEL V. GUARANTY NATIONAL CORPORATION; ORION CAPITAL CORPORATION; TUCKER HART ADAMS; W. MARSTON BECKER; VINCENT T. PAPA; DENNIS J. LACEY; M. ANN PADILLA; JAMES R. POULIOT; ROBERT B. SANBORN; WILLIAM J. SHEPERD; RICHARD R. THOMAS; AND ROGER B. WARE. The action challenges the fairness of the Offer and seeks an unspecified amount of damages, attorneys fees and injunctive relief. Orion believes the complaint to be without merit and intends to contest it.

         (a) STATE INSURANCE APPROVALS. Guaranty is an insurance holding company whose insurance company subsidiaries and affiliates are domiciled in Colorado, Wisconsin, California, Oklahoma and Texas. Orion is deemed to be the ultimate parent of those insurance company subsidiaries and affiliates. The Insurance Holding Company System Act of some of those states requires the filing of information with the insurance commissioner in order to obtain approval of the acquisition of additional voting securities of a domestic insurer (including an insurance holding company). In connection with the 1996 Tender Offer, Orion obtained all approvals necessary to consummate the Offer and to accept any Shares properly tendered for exchange.

         (b) STATE TAKEOVER STATUTES. A number of states have adopted laws and regulations that purport to be applicable to offers to acquire shares of corporations that are incorporated or have substantial assets, shareholders and/or a principal place of business in such states. In Edgar v. MITE Corp., the U.S. Supreme Court held that the Illinois Business Takeover Statute, which involved state securities laws which made the takeover of certain corporations more difficult, imposed a substantial burden on interstate commerce and was therefore unconstitutional. However, in 1987 the U.S. Supreme Court held in CTS Corp. v. Dynamics Corp. of America, that, at least under certain circumstances, the U.S. Constitution permits a state, as a matter of corporate law and, in particular, those laws concerning corporate governance, to disqualify a potential acquiror from voting on the affairs of a target corporation without prior approval of the remaining shareholders. Subsequently, a number of Federal courts ruled that various state takeover statutes were unconstitutional insofar as they apply to corporations incorporated outside the state of enactment. Orion believes that no such statute purporting to be applicable to offers to acquire shares of a corporation has been enacted or is in effect in Colorado, the state of incorporation of Guaranty.

         Guaranty and certain of its subsidiaries directly or indirectly conduct business in a number of other states throughout the United States, some of which have enacted takeover laws and regulations. Orion does not know whether any of these laws will, by its terms, apply to the Offer. The Offer is being made without compliance by Orion with any such state takeover statutes that may purport to apply to the Offer. Should any governmental official or other person seek to apply any such statute or regulation to the Offer, Orion will take such action as then appears desirable, and presently anticipate, that it will contest the applicability or validity of any such statute or regulation in appropriate court proceedings. If it is asserted that one or more state takeover statutes are applicable to the Offer, and an appropriate court does not determine that such statutes are inapplicable or invalid as applied to the Offer, Orion might be unable to accept for exchange or exchange shares of Orion Common Stock for Shares tendered pursuant to the Offer, or be delayed in accepting or exchanging Shares pursuant to the Offer. In such case, Orion will not be obligated to accept for exchange or exchange shares of Orion Common Stock for Shares. In addition, Orion may terminate the Offer if it becomes subject to an order preventing it from purchasing Shares or limiting its ability to exercise control of Guaranty. See "-- Conditions to the Offer."

         (c) ANTITRUST. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, certain acquisition transactions may not be consummated unless information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and applicable waiting period requirements have been satisfied. Pursuant to the requirements of the HSR Act in connection with the 1996 Tender Offer, on May 8, 1996, Orion filed a Notification and Report Form with respect to the acquisition of more than 50% of the equity of the Company with the FTC and the Antitrust Division. All waiting periods under the HSR Act were satisfied and no further action is required by Orion with respect to the Offer. See, however, "-- Certain Conditions of the Offer."

         (d) MERGERS AND BUSINESS COMBINATIONS. As described under "The Offer -- Reasons for the Offer," Orion reserves the right, to the extent permitted by applicable law, to acquire additional Shares following the expiration or termination of the Offer. Such acquisitions may be made through a tender offer or exchange offer, or otherwise, on such terms and at such prices as Orion shall determine. Orion also reserves the right to dispose of any or all Shares which it owns. The acquisition of Shares by Orion may be subject to compliance with the requirements of Rule 13e-3 promulgated under the Exchange Act, which applies to certain "going-private" transactions. If Orion were to consummate a merger or similar business combination, or seek to undertake certain other actions, the shareholders of Guaranty might have the right to dissent therefrom and to obtain payment for the fair value of their Shares in accordance with Colorado law. Statutory appraisal rights are not available under Colorado law with respect to the Offer.

         Guaranty is a Colorado corporation and is governed by the laws of Colorado. Several decisions by courts of states other than Colorado have held that, in certain instances, a controlling shareholder of a corporation involved in a merger has a fiduciary duty to the other shareholders that requires that the merger be fair to such other shareholders. In determining whether a merger is fair to minority shareholders, such courts have considered, among other things, the type and amount of consideration to be received by the shareholders and whether there were fair dealings among the parties. In the leading case in this area, the Delaware Supreme Court indicated in Weinberger v. UOP, Inc. that, in most cases, the remedy available in a merger that is found not to be "fair" to minority shareholders is the right to appraisal or a damages remedy.

         Pursuant to Section 7-111-104 of the Colorado Business Corporation Act, after Orion has obtained 90% ownership of Guaranty, if Orion were to consummate a merger with Guaranty, Orion would be able to effect a short-form merger without the vote of the board of directors or minority shareholders of the Guaranty voting on the transaction.

         (e) GUARANTY'S CHARTER DOCUMENTS; THE SHAREHOLDER AGREEMENT; THE RIGHTS PLAN AND OTHER MATTERS. Guaranty's Articles of Incorporation, as amended and restated, authorize Guaranty's Board of Directors to set the terms of, and provide for the issuance of, one or more series of preferred stock without the vote of Guaranty's existing shareholders. In the event that the Board of Directors of Guaranty authorizes the issuance by Guaranty of preferred stock upon terms that would render consummation of the Offer impracticable or undesirable to Orion, Orion will have no obligation to accept for exchange or exchange any Shares pursuant to the Offer. Pursuant to the Shareholder Agreement, three members of the present Board of Directors of Guaranty have been nominated by Orion. Guaranty's Board of Directors consists of ten members. As indicated under "Special Factors -- Background of the Offer," Orion undertook during the 1996 Tender Offer that no repurchase of its own shares would be made by Guaranty without the approval of a majority of directors of Guaranty who are not employees or directors of Orion.

         In November 1991, the Board of Directors of Guaranty approved the adoption of a Shareholder Rights Agreement and in connection therewith declared a dividend distribution of one Right for each outstanding Share until such time as separate Right certificates are distributed (the "Distribution Date") or the Rights are redeemed or expire. When exercisable, each Right will entitle a holder to purchase from Guaranty a unit consisting of one one-hundredth of a share of a new series of Guaranty's preferred stock at a purchase price of $60 per share. The Rights become exercisable ten days following a public announcement that a person or group of acquirers (other than "Exempt Persons") has acquired or obtained the rights to acquire beneficial ownership of 20% or more of Guaranty's common stock or ten business days following announcement of a tender offer or exchange offer that could result in beneficial ownership of 20% or more of Guaranty's common stock. Prior to consummation of such a transaction, each holder of a Right is entitled to purchase shares of Guaranty's common stock having a value equal to two times the exercise price of the Right. Guaranty has the right to redeem the Rights at $.01 per Right prior to the time they become exercisable. The Rights will expire on December 30, 2001. In accordance with the


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

form of Rights Agreement included in Guaranty's Current Report on Form 8-K filed with the SEC on December 19, 1991, Orion believes that it and its subsidiaries are "Exempt Persons" as defined in the Rights Agreement, that at the present time the Rights are not exercisable, that the Rights Plan is applicable to the Offer and that the Offer should not result in the Rights becoming exercisable.

FEES AND EXPENSES

         Orion  has  retained  State  Street  Bank and Trust  Company  to act as
Exchange Agent in connection with the Offer. The Exchange Agent will receive reasonable and customary compensation for its services. D.F. King has been retained by Orion as Information Agent in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee shareholders to forward material relating to the Offer to beneficial owners. Reasonable and customary compensation will be paid for such services. DLJ is acting as Dealer Manager and financial adviser in connection with the
Offer.  Orion has agreed to pay DLJ a fee of $            for such services.  In
1996 DLJ acted in a similar capacity in connection with the 1996 Tender Offer and in July 1995, DLJ acted as co-manager for Orion's $100,000,000 Senior Note offering. In 1996-1997, DLJ has advised Orion in various transactions, including acting as lead manager in connection with issuance by Orion of $125 million of trust preferred securities. Orion has agreed to reimburse the Exchange Agent, the Dealer Manager and the Information Agent for reasonable out-of-pocket expenses and to indemnify each of them against certain liabilities and expenses, including, in the case of the Dealer Manager and Information Agent, certain liabilities under the federal securities laws.

         It is estimated that the expenses incurred by Orion in connection with the Offer will be approximately as set forth below (if all of the Shares other than those held by Orion's wholly-owned subsidiaries are purchased):

        Filing Fees................................................    $
        Printing and mailing fees..................................    $
        Accounting and legal fees..................................    $
        Dealer Manager fee.........................................    $
        Exchange Agent fees........................................    $
        Miscellaneous..............................................    $_____
                                                                       $

         Except as set forth herein, Orion will not pay any fees or commissions to any broker or dealer or to any other person in connection with the solicitation of tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will be reimbursed for customary mailing and handling expenses incurred by them in forwarding material to their customers. Except as set forth in this Prospectus, no persons or classes of persons have been employed or retained or are to be compensated by Orion or by any person, to make solicitations or recommendations in connection with the Offer, and no officer, employee or class of employees or corporate asset of Guaranty has been or is proposed to be employed, availed or utilized by Orion in connection with the Offer.

SOURCE AND AMOUNT OF FUNDS -- FINANCING OF THE OFFER

         The Offer Consideration consists in part of Orion Common Stock and $27.20 net in cash per Share and an immaterial amount of cash to be paid in lieu of fractional shares of Orion Common Stock. Such aggregate amount in cash will be paid from Orion's available cash and short-term investments.

MISCELLANEOUS

         The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Orion may, at its discretion, take such action as they may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions whose securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Orion, if at all, only by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

         As indicated under "Available Information," Orion will file with the SEC a transaction statement on Schedule 13E-3 and a tender offer statement on
Schedule 14D-1, together with exhibits, pursuant to Rule 13e-3 and Rule 14d-3 respectively of the General Rules and Regulations under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. Such Schedule 14D-1 and any amendments thereto, including exhibits, may be examined at, and copies may be obtained from, the SEC (but not the regional offices of the SEC) in the manner set forth under "Available Information."

                       CERTAIN FEDERAL INCOME TAX MATTERS

         Orion has been advised by its counsel that tendering shareholders who exchange their Shares for the Offer Consideration pursuant to the Offer will recognize gain or loss on the exchange measured by the difference between the cash plus the fair market value (determined on the date of the exchange) of the Orion Common Stock received and the holder's basis in the Shares. Any gain or loss will be a long-term capital gain or loss if the holder has held the Shares for more than one year, provided that any gain will be a "mid-term gain" if the holder has held the Shares for more than one year but not more than 18 months.

         The shareholders of Guaranty should be aware that this discussion does not deal with all Federal income tax considerations that may be relevant to particular shareholders of Guaranty in light of their particular circumstances, such as shareholders who are dealers in securities, shareholders who are subject to the alternative minimum tax provisions of the Code, foreign persons, tax-exempt entities, insurance companies, financial institutions and shareholders who acquired their shares in compensatory transactions. In addition, the following discussion does not address the tax consequences of the Offer under foreign, state, or local tax laws or the tax consequences of transactions effectuated prior to or after the Offer, including, without limitation, transactions in which shares of Guaranty Common Stock are acquired


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

or in which shares of Orion Common Stock are disposed, and the discussion assumes that the Shares are capital assets in the hands of the holders.
Accordingly,  SHAREHOLDERS  OF  GUARANTY  ARE  URGED TO  CONSULT  THEIR  OWN TAX
ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE OFFER AND ANY RELATED TRANSACTIONS, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES TO THEM OF THE OFFER AND ANY RELATED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

                  CERTAIN RELATIONSHIPS; RELATED TRANSACTIONS;
                          INTERESTS OF CERTAIN PERSONS

         As indicated elsewhere in this Prospectus, Orion and its subsidiaries have entered into several agreements with Guaranty and its subsidiaries. See "Special Factors -- Background of the Offer" and "-- Reasons for the Offer; Purpose and Structure of the Transaction; Plans After the Offer." Pursuant to the Shareholder Agreement between Orion and Guaranty, Messrs. Becker, Papa and Shepherd, directors of Orion, have been nominated as directors of Guaranty, and the Shareholder Agreement also provides that Orion has the right on up to three occasions to require Guaranty to register under the Securities Act Shares owned by Orion and its wholly-owned subsidiaries, which right expires in November 1997. "Special Factors -- Background of the Offer -- Guaranty Board Composition; Orion Nominees." In addition, Guaranty has agreed to use its best efforts to include such Shares in any underwritten public offering of its Shares under the Securities Act and to pay all expenses in connection with the first two registrations. In 1994 the Shareholder Agreement was amended to provide for an increase in the maximum number of directors, including directors independent of management, and in March 1995 was amended to increase the number of directors to eleven.

         Most state insurance codes require transactions between a licensed insurance company and its affiliates to be fair and reasonable. In the case of certain material transactions, an insurance company must obtain prior approval of the transaction from the appropriate state insurance department. Reinsurance agreements, tax sharing agreements, loans, guarantees, sales and other transactions of a material size, as well as management service and cost sharing agreement must similarly be approved. In the ordinary course of business, Guaranty's insurance subsidiaries reinsure certain risk with other companies. Such arrangements serve to limit their maximum loss on large risks. To the extent that any reinsuring company is unable to meet its obligations, Guaranty's insurance subsidiaries would not be relieved of their liabilities. For 1994, Guaranty National Insurance Company ("GNIC") and Landmark American Insurance Company ("LAIC"), wholly-owned subsidiaries of Guaranty, were parties to an 100% reinsurance agreement with an Orion subsidiary. Premiums written and ceded under this agreement are included in premiums written as reported in Guaranty's financial statements and were $643,000 for 1994. Guaranty's insurance subsidiaries were paid $14,000 in fees and reimbursed $1,000 for expenses in conjunction with this reinsurance agreement. Also during 1994, GNIC was a party to reinsurance agreements with Orion insurance subsidiaries pursuant to which GNIC assumed business written through affiliates totaling $30,921,000 in premium. GNIC paid to Orion's insurance subsidiaries $666,000 in fees and reimbursed $774,000 of actual expenses incurred by Orion's insurance subsidiaries in conjunction with this reinsurance agreement. For 1995, GNIC and


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

LAIC were parties to a 100% reinsurance agreement with an Orion insurance subsidiary. Premiums written and ceded under this agreement are included in premiums written as reported in Guaranty's financial statements and were $152,000 for 1995. Insurance subsidiaries of Guaranty were paid $5,000 fees in conjunction with this reinsurance agreement. Also during 1995, GNIC was a party to reinsurance agreements with Orion insurance subsidiaries pursuant to which GNIC assumed business written through affiliates totaling $9,495,000 in premiums. GNIC paid to the Orion insurance subsidiaries $160,000 in fees and reimbursed $178,000 of actual expenses incurred by Orion's insurance subsidiaries in conjunction with this reinsurance agreement. For 1996, GNIC and LAIC were parties to a 100% reinsurance agreement with an Orion insurance subsidiary. Premiums written and ceded under this agreement are included in premiums written as reported in Guaranty's financial statements and were $15,000 for 1996. Insurance subsidiaries of Guaranty were paid $1,000 in fees in conjunction with this reinsurance agreement. Also during 1996, GNIC was a party to reinsurance agreements with Orion insurance subsidiaries pursuant to which GNIC assumed business written through affiliates totaling $15,673,000 in premiums. GNIC paid to the Orion insurance subsidiaries $298,000 in fees and reimbursed $309,000 of actual expenses incurred by Orion's insurance subsidiaries in conjunction with this reinsurance agreement.

         A subsidiary of Orion is an agent for Guaranty pursuant to Guaranty's standard agency contract. During 1995, this agency produced $411,000 in premiums and was paid $72,000 in commissions and during 1996, produced $436,000 in premiums and was paid $85,000 in commissions. Guaranty and Orion expect similar premium production and commissions in 1997. During 1994, this agency produced $516,000 in premiums and was paid $90,000 in commissions.

         During 1995, Guaranty's 2003 Notes in the principal amount of $20,896,000, were converted by Orion's subsidiaries into 1,326,128 Shares. Total interest paid by Guaranty on the 2003 Notes in 1995 to Orion's subsidiaries was $1,122,000. See "The Offer -- Background of the Offer." Also in 1995, in connection with the Viking Holdings acquisition financing, Orion made a commitment for a $21,000,000 bridge loan to Guaranty. The loan was not drawn down, but Guaranty paid a $210,000 commitment fee to Orion at the time the commitment was executed.

         Guaranty and Orion have entered into an investment management agreement pursuant to which the investment portfolio of Guaranty (other than short-term investments and a portion of equity securities) is managed by investment managers of Orion under the direction and supervision of Guaranty and subject to Guaranty's investment policies. For its investment management services, fees were paid to Orion at a rate of $550,000 per year from 1993 through July 1995, at which time they were increased to a rate of $650,000 per year in recognition of the additional investment balances resulting from the Viking Holdings acquisition. Orion received $650,000 in fees from Guaranty under this agreement in 1996. The agreement continues in effect for annual periods unless terminated by either party upon 90 days prior written notice.

         During 1990, GNIC entered into a loan participation agreement pursuant to which DPIC borrowed approximately $9 million from affiliates. The loan, which


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

was secured by a leasehold deed of trust on an office building in Monterey, California owned and primarily occupied by DPIC, matured in November 1995. GNIC's proportionate shares of this loan was $3,700,000 or 41.4%. GNIC received quarterly interest payments at a rate of 11% per year. Interest earned for 1994 was $407,000 and for 1995 was $355,000, and in November 1995 the loan was repaid.

         Effective July 2, 1996, Guaranty was included in Orion's consolidated federal income tax return and is covered by income tax sharing agreements under which Guaranty computes its current federal income tax liability on a separate return basis and pays Orion any taxes due on this basis.

         Except as described above or in "Securities Ownership" and elsewhere in this Prospectus, neither Orion, nor any direct or indirect subsidiary of Orion nor, to the best knowledge of Orion, any of the persons listed in Annex I hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Guaranty, including, but not limited to, contracts, arrangements, understandings or relationships concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

         Except as set forth in this Prospectus, since January 1, 1994, there have been no transactions that would be required to be reported under the rules of the SEC between Orion or, to the best knowledge of Orion, any of the persons listed in Annex I hereto, and Guaranty or any of its executive officers, directors or affiliates.

         Except as described above or in "Special Factors -- Background of the Offer " and "Securities Ownership" or as set forth elsewhere in this Prospectus, since January 4, 1995, there have been no other contacts, negotiations or transactions between Orion or any of its subsidiaries or, to the best knowledge of Orion, any of the persons listed in Annex I hereto, and Guaranty or its directors, executive officers or affiliates, or between any affiliates of Guaranty, or between Guaranty or any of its affiliates and any person not affiliated with Guaranty and who would have a direct interest therein, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities of Guaranty, an election of directors of Guaranty, or a sale or other transfer of a material amount of assets.

         Except as set forth herein, Orion knows of no member of Guaranty's management or Board of Directors who has interests in the Offer which are not identical to those of other holders of the Shares.

         As indicated under "Available Information," Orion is subject to the information filing requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Information, as of particular dates, concerning Orion's directors and officers, their remuneration, options granted to them, the principal holders of Orion's securities and any material interest of such persons in transactions with Orion is disclosed in proxy statements distributed to Orion's shareholders and filed with the SEC. Such reports, proxy statements and other information may be examined, and copies may be obtained from the SEC, in the manner set forth under "Available Information" with respect to information concerning Guaranty. Such information


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

should also be available for inspection at the NYSE, 20 Broad Street, New York, New York 10005.

                   SELECTED BUSINESS AND FINANCIAL INFORMATION
                              WITH RESPECT TO ORION

BUSINESS OF ORION

         OVERVIEW. Orion is an insurance holding company. It has the ability, through its subsidiaries and investments in other insurance companies, to write almost all types of property and casualty insurance nation-wide and throughout Canada. However, it does not sell all types of insurance. Its operations are highly specialized. Orion underwrites and sells the following specialized insurance products and services:

-    workers compensation products and related services through EBI companies;

- professional liability coverage for architects, engineers, environmental consultants, lawyers and accountants through DPIC Companies;

- special property and casualty insurance programs tailored to the risks associated with selected types of businesses through Connecticut Specialty;

- nonstandard automobile insurance for individuals and businesses, as well as other property insurance through its approximately 81% ownership of Guaranty and its subsidiaries; and

- underwriting management of insurance pools focusing on ocean cargo, inland marine and commercial property coverage through Wm. H. McGee & Co., Inc. ("McGee").

         At the present time Orion owns approximately 81% of Guaranty. Guaranty and its subsidiaries sell specialty property and casualty insurance coverages which are not readily available in traditional insurance markets. Orion includes Guaranty in its consolidated federal income return. However, Guaranty remains an independent public company with its common stock listed on the NYSE. Three of Guaranty's ten member board of directors also serve on Orion's board.

         In 1995, Orion purchased McGee, an insurance underwriting management firm. McGee underwrites ocean cargo, inland marine and commercial property insurance on behalf of the group of insurance companies it represents, including two of Orion's subsidiaries, Security Insurance Company of Hartford and The Connecticut Indemnity Company. McGee has been in business for over 109 years, and has represented subsidiaries of Orion for over 100 years. McGee provides practically all services related to the insurance business which it underwrites. For example, it issues policies on behalf of its pool members, settles claims and places reinsurance. McGee oversees an insurance pool in the United States and one in Canada. Orion's rate of participation in McGee's U.S. pool in 1996


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

was 37% and has increased to 52% in 1997. Orion's participation rate in McGee's Canadian pool in 1996 was approximately 49%, which increased to 60.5% in 1997.

         In November 1996, Orion exited the assumed reinsurance business when it sold the ongoing operations of its subsidiary, Security Reinsurance Company. The purchaser was Hartford Fire Insurance Company acting for Hart Re, the Hartford Insurance Group's reinsurance operation. As a result of the sale, Security
Reinsurance Company discontinued writing business and became an inactive company. Orion kept the reserves of approximately $108 million with respect to this operation's outstanding business and it will manage the settlement of claims arising out of that business.

         Orion has also invested in Intercargo Corporation a publicly traded insurance holding company. Orion owns approximately 24.8% of its stock. Intercargo subsidiaries are insurance companies that specialize in international trade and transportation coverages. Intercargo operates as an independent company and Orion nominates one member of its seven-member board of directors. Orion has agreed with Intercargo that, until December 31, 1998, it will not increase its ownership above 35% without Intercargo's approval.

         Orion owns insurance companies, brokerage companies and insurance management and service companies. Those companies have licenses to transact business nationwide and in all Canadian provinces. In general Orion does not sell its insurance products directly to its policyholders. Orion obtains substantially all its business through independent insurance agents and brokers. Orion has approximately 3,250 employees, including 1,030 Guaranty employees. Substantially all its employees work in its insurance or insurance-related operations.

         Orion was incorporated in the State of Delaware in 1960, and all of its wholly-owned insurance subsidiaries are incorporated in the State of Connecticut. Guaranty has insurance subsidiaries which are incorporated in the states of California, Colorado, Oklahoma, Texas and Wisconsin. Orion's principal executive offices are located at 9 Farm Springs Road, Farmington, Connecticut 06032 and the telephone number is (860) 674-6600.

         For a more detailed description of the business of Orion, reference is made to "Item 1. Business" in the Orion 1996 10-K, which is incorporated herein by reference.

         For information with respect to the impact of competition on activities conducted by Orion, see "Risk Factors -- Cyclical Nature of the Industry" and " -- Competition."

         PROPERTIES OF ORION. For a detailed description of the properties of Orion reference is made to "Item 2. Properties" in the Orion 1996 10-K, which is incorporated herein by reference.

         GOVERNMENT REGULATION. The operations of Orion and its subsidiaries and affiliates are subject to state insurance laws and regulations requiring the licensing of insurance agents, brokers, reinsurance intermediaries, reinsurance underwriting managers, and managing general agents and regulating certain aspects of their business. These laws and regulations are intended primarily for the protection of policyholders, rather than shareholders of the licensed entities, and may include requirements for certain provisions in contracts entered into between Orion and various insurers or reinsurers, certain record


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

keeping and reporting requirements, advertising and business practice rules, and other matters. Orion's business depends on obtaining and maintaining licenses and approvals pursuant to which it operates, as well as compliance with pertinent regulations. There can be no assurance given that Orion has all such required licenses, approvals or complying contracts or that such licenses, approvals or complying contracts can always be obtained or continued. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of regulations, conviction of crimes and the like. In some instances, Orion follows practices based on its interpretations, or those that it believes may be generally followed by the industry, which may be different from the requirements or interpretations promulgated from time to time by regulatory authorities. Accordingly, the possibility exists that Orion may be precluded or temporarily suspended from carrying on some or all of its activities or otherwise penalized in a given jurisdiction. Such preclusion or suspension could have a materially adverse effect on the business and results of operations of Orion.

MANAGEMENT OF ORION

         For information regarding the names, ages, positions and business backgrounds of the executive officers and directors of Orion as well as information regarding executive compensation, security ownership of management and certain relationships and related transactions, reference is made to Items 10, 11, 12 and 13 of the 1996 10-K, which are incorporated herein by reference.


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

PRICE RANGE OF ORION STOCK; DIVIDENDS

          Orion Common Stock trades on the NYSE under the symbol "OC." The following table sets forth, for the calendar quarters indicated, the reported high and low closing prices per share and the declared cash dividends per share of Orion Common Stock. The information for 1995 and 1996 was reported in Orion's 1996 Annual Report. The stock price information for 1997 has been derived from reports in published financial sources:

                              CLOSING SALES PRICES

                                                                         CASH
                                                                      DIVIDENDS
                                                HIGH         LOW       DECLARED

1997:
   Third Quarter (through September 19, 1997). $44.94      $37.03       $0.16
   Second Quarter.............................  37.63       30.81        0.16
   First Quarter..............................  33.88       30.00        0.14
1996:
   Fourth Quarter.............................  31.50       25.13        0.14
   Third Quarter..............................  25.94       23.94        0.125
   Second Quarter.............................  25.50       21.31        0.125
   First Quarter..............................  23.88       21.25        0.125
1995:
   Fourth Quarter.............................  22.56       19.94        0.115
   Third Quarter..............................  22.63       19.19        0.115
   Second Quarter.............................  20.13       17.25        0.10
   First Quarter..............................  18.94       17.13        0.10

On June 5, 1997 Orion declared a 2-for-1 split of it Common Stock payable on July 7, 1997 to shareholders of record on June 23, 1997. All Orion Stock and per common share data presented in the Prospectus has been restated to give effect to this stock split.

On September 19, 1997, the last full trading day prior to the commencement of the Offer, the closing sales price reported by the NYSE was $44.00 per share. GUARANTY SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES OF ORION COMMON STOCK.

         Orion declared cash dividends to its shareholders of $.43 per share in 1995 and $.515 per share in 1996. Declaration and payment of cash dividends has been dependent on Orion's earnings levels, capital requirements, financial condition, loan covenants, and other related factors deemed relevant by the Orion Board. In 1997, Orion has declared and paid dividends to its shareholders as follows: $0.14 per share (paid on April 1, 1997), $0.16 per share (paid on July 1, 1997) and $0.16 per share (to be paid on October 1, 1997).

                   SELECTED BUSINESS AND FINANCIAL INFORMATION
                            WITH RESPECT TO GUARANTY

BUSINESS OF GUARANTY

         GENERAL. Guaranty and its subsidiaries ("Guaranty") principally underwrite and sell specialty property and casualty insurance coverages which are not readily available in traditional insurance markets. Personal and commercial automobile insurance accounted for approximately 84% of Guaranty net premiums written during 1996. Guaranty's personal lines business unit principally writes nonstandard automobile insurance for individuals who do not qualify for preferred or standard insurance because of their payment history, driving record, age, vehicle type, or other factors, including market conditions for standard risks. Guaranty also markets collateral protection business. Guaranty's commercial lines unit principally writes nonstandard commercial automobile coverage. However, approximately 29% of the total commercial lines unit net premiums written consists of standard commercial coverage. Typical risks include local and intermediate trucking, garages, used car dealers, public and private livery, and artisan contractors. Other commercial lines coverages include property, general liability, umbrella and excess insurance, standard multi-peril packages and other coverages.

         Nonstandard risks generally involve a potential for poor claims experience because of increased risk exposure. Premium levels for nonstandard risks are substantially higher than for preferred or standard risks. In personal lines, Guaranty's loss exposure is limited by the fact that nonstandard drivers typically purchase low liability limits, often at a state's statutory minimum. The nonstandard insurance industry is also characterized by the insurer's ability to minimize its exposure to unprofitable business by effecting timely changes in premium rates and policy terms in response to changing loss and other experiences. In those states where prior approval for rate changes is required, Guaranty has generally gained approval in a timely manner. Guaranty also writes business in states where prior approval to effectuate rate changes is not required. Generally, nonstandard risks written by Guaranty require specialized underwriting, claims management, and other skills and experience.

         Guaranty historically has focused its operations in the nonstandard markets where it expects that its expertise and market position will allow it to generate an underwriting profit. An indicator of underwriting profit is a generally accepted accounting principles ("GAAP") combined ratio of less than 100%. During 1996, Guaranty's GAAP combined ratio was 100.1%, and in four of the last six years Guaranty has achieved a GAAP combined ratio of less than 100%.

         In July 1995, Guaranty acquired Viking Insurance Company of Wisconsin ("Viking"), which is a property and casualty insurance company writing non-standard personal automobile insurance. The Viking acquisition has enabled Guaranty to change its business mix, expand its personal lines business into new territories, strengthen personal lines market share in existing states, and provide flexibility in marketing Guaranty's personal lines products. Additionally, Viking controls Viking County Mutual Insurance Company ("VCM"), a

Texas mutual organization. As a result, Guaranty and its affiliates receive 100% reinsurance services in the state of Texas from VCM.

         In 1995, the personal lines business was written through two divisions: the Guaranty division and Viking. However, in 1996 Guaranty management integrated the Guaranty and Viking personal lines divisions into one personal lines business unit. As a result, personal lines information will no longer be delineated by division.

         The personal lines business unit provides nonstandard personal automobile coverage, primarily in the state of California and the Rocky Mountain and Pacific Northwest regions. This coverage is sold through approximately 8,900 independent agents located in 28 states. In addition, this unit markets business through three general agents.

         Overall, Guaranty seeks to distinguish itself from its personal lines competitors by providing a superior, highly automated and responsive level of service to its agents and insureds. In addition to high quality service, Guaranty's personal lines business unit provides ease of payment for insureds through low monthly installments.

         Prior to 1996, the commercial lines business was written through the commercial standard, commercial general and commercial specialty divisions. However, during 1996, Guaranty's management evaluated the commercial specialty and general divisions and decided that reorganizing these two divisions into a contracts and brokerage division and a separate programs department, would enable Guaranty to operate more efficiently and to better serve its respective markets. The commercial standard division will, however, remain separate. As a result of this reorganization decision, the financial results of the commercial lines unit will be discussed in total.

         The nonstandard commercial lines business primarily offers commercial coverages for transportation risks, regional programs, specialized coverages for small to medium-sized businesses and umbrella coverages for a broad range of organizations. This nonstandard commercial business is written through 69 general agents and various brokers throughout the United States except for some Northeastern states. These general agents specialize in particular types of risks and/or geographic locations. Guaranty's objective for its nonstandard commercial business is to maintain long-term, mutually profitable relationships with a small number of select general agents who follow strict underwriting guidelines.

         Colorado Casualty Insurance Company ("CCIC"), an insurance subsidiary of Guaranty, writes primarily standard commercial lines business. CCIC writes small, standard commercial package policies. The standard commercial business is primarily written in the Rocky Mountain region, but has recently expanded to states outside of the Rocky Mountain region, mainly in the Southeast Region of the United States. CCIC has been successful in serving a niche market of approximately 600 small to medium retail agents. In addition, CCIC utilizes seven general agents as branch offices. The standard business produced by CCIC complements the nonstandard focus of the commercial lines unit.

         Guaranty also writes collateral protection insurance, primarily insuring automobiles pledged as security for loans for which the borrower has not maintained physical damage coverage as required by the lender. This business is written through 34 general agents across the country and in the Commonwealth of Puerto Rico.

         Personal lines, commercial lines and collateral protection represented 48%, 37%, and 15%, respectively, of Guaranty's gross premiums written during 1996.

         Guaranty and Orion concluded by early 1997 that the nonstandard auto insurance business would soon undergo a consolidation and that future success in that business would benefit from a broader base and range of operations than Guaranty's. Accordingly, Guaranty's and Orion's senior management began to plan for the strategic growth of Guaranty, both internally and by acquisition. At various times, Guaranty has made, and currently has under consideration, proposals to acquire additional business or lines of business. In the discussions of Guaranty's strategic alternatives, it has recognized that the cost of acquisitions, together with the cost of infrastructure and systems improvements needed to support Guaranty's strategic plans, might be beyond the capital-raising capability of Guaranty unaided by support from Orion.

         A.M. Best Company currently rates Guaranty and its subsidiaries "A (Excellent)" and Viking and its affiliate "A-(Excellent)" A.M. Best ratings are based upon factors of concern to policyholders, agents and reinsurers and are not primarily directed toward the protection of investors.

         PROPERTIES. Guaranty's operations are principally located in a 150,000 square foot facility located in Englewood, Colorado, a 64,000 square foot building located in Madison, Wisconsin, a 23,000 square foot building in Salem, Oregon and a 35,000 square foot facility in Freeport, Illinois. All four of these facilities are owned by Guaranty, are currently adequate for Guaranty's needs and are anticipated to remain adequate for future needs.

MANAGEMENT OF GUARANTY

         For information regarding the names, ages, positions and business backgrounds of the executive officers and directors of Guaranty and information regarding executive compensation, management's ownership of Guaranty securities and certain relationships and related transactions, reference is made to Items 10, 11, 12 and 13 of the Guaranty 1996 10-K (which incorporates by reference portions of Guaranty's Proxy Statement relating to its Annual Meeting of Shareholders). For information on how to obtain such documents, see "Available Information."

                               SECURITY OWNERSHIP

ORION AFTER THE OFFER

         By reason of the conversion of Shares into Orion Common Stock, the equity ownership of Orion will be shared by the persons who were holders of Orion Common Stock and Shares Guaranty Common Stock just before the consummation of the Offer. Accordingly, the equity interest which each holder of Orion Common Stock or Shares holds in Orion or Guaranty, as the case may be, just before the consummation of the Offer will be converted into a smaller percentage ownership interest in a larger company.

         As a result of the Offer, if all outstanding Shares (other than those held by Orion or its wholly-owned subsidiaries) are tendered, immediately after the consummation of the Offer the current holders of Guaranty Common Stock will hold approximately 1.6% of the then outstanding shares of Orion Common Stock. The percentage of outstanding shares of Orion Common Stock to be beneficially owned by the current officers and directors of Orion as a group will be ___%, and the percentage of outstanding shares of Orion Common Stock to be beneficially owned by the current officers and directors of Guaranty as a group will be ___%.

PRINCIPAL SHAREHOLDERS OF GUARANTY

         The following table sets forth certain information regarding the beneficial ownership of Shares by each person known by Orion to be the beneficial owner of more than five percent of Shares.

                                        AMOUNT AND
                                        NATURE OF           PERCENT OF
                                        BENEFICIAL          COMMON STOCK
  NAME AND ADDRESS                      OWNERSHIP           OUTSTANDING
  ----------------                      -----------         ------------

Orion Capital Corporation               12,129,942(a)         80.66%
9 Farm Springs Road
Farmington, Connecticut  06032

-------------------
(a) Represents beneficial ownership with sole voting and dispositive power of Orion and certain of its subsidiaries as of August 4, 1997.

         For information about the ownership of Shares by directors and executive officers of Orion, see Annex II.

PRINCIPAL SHAREHOLDERS OF ORION

         The following table sets forth information based upon the records of Orion and filings with the SEC with respect to each person known by Orion to be the beneficial owner of more than five percent of Orion's outstanding voting stock as of April 4, 1997:

                                        AMOUNT AND          PERCENT OF
                                        NATURE OF           COMMON STOCK
                                        BENEFICIAL          OUTSTANDING
  NAME AND ADDRESS                      OWNERSHIP           CLASS
  ----------------                      -----------         ------------

Neuberger & Berman, LLC                 1,085,404(1)          7.89%
605 Third Avenue
New York, New York  10158

Southeastern Asset Management, Inc.       860,000(2)          6.25%
6075 Poplar Avenue
Suite 900
Memphis, Tennessee  38119

Orion Capital Corporation Employees'      804,119(3)          5.84%
Stock Savings and Retirement Plan
600 Fifth Avenue
New York, New York  10020

-----------------
(1) Neuberger & Berman, LLC ("N&B") reported in an amendment to its Schedule 13G filed with the SEC on February 13, 1997 that it held 1,085,404 shares of Orion Common Stock with shared power to dispose or direct the disposition of all such shares, sole voting power with respect to 103,307 shares and shared voting power as to 731,775 of such shares. N&B has reported that it held such shares for many clients, none of whom has an interest relating to five percent or more of the Orion Common Stock. The number reported in the table excludes 21,875 shares of Common Stock held by certain partners of N&B in their own personal securities accounts and 55,000 shares held by the Neuberger & Berman Profit Sharing Retirement Plan ("N&B Plan") for the benefit of the N&B Plan's participants who are current and former N&B employees and partners. N&B disclaims beneficial ownership of such shares owned directly by N&B partners and the N&B Plan.

(2) Southeastern Asset Management, Inc. ("Southeastern") reported in its initial Schedule 13G, filed with the SEC on February 10, 1997, that it held an aggregate of 860,000 shares of Orion Common Stock in its discretionary and non-discretionary accounts, with sole voting power over 670,800 shares of Common Stock, shared voting power over 165,000 shares, no voting power as to 25,000 shares, sole dispositive power over 695,800 shares and shared dispositive power over 165,000 of such shares. Southeastern reported none of the shares are owned by it and that it holds such shares for its investment advisory clients.

(3) Includes 106,251 shares which represent the group's proportionate interest in shares held by the Trustee under Orion's Savings and Retirement Plan as of December 31, 1996, 259,315 shares which the group has rights to acquire as of June 30, 1997 pursuant to the Performance Incentive Plan and 28,178 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan. As of December 31, 1996, the Savings and Retirement Plan, as a whole, held 804,119 shares (5.84%) of Orion Common Stock. Shares of


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

     Orion Common Stock held by the Savings and Retirement Plan Trustee will be voted in accordance with the instructions of the employee for whose account the shares are held. If no such instructions are received, the Savings and Retirement Plan Trustee will vote such shares in the same proportion as it votes shares for which it does receive instructions from other participating employees.

         Except as described above, in "Special Factors -- Background of the Offer," or as set forth elsewhere in this Prospectus and in Annex II hereto, neither Orion, nor to the best knowledge of Orion, any of the persons listed in Annex I hereto or any associate or majority-owned subsidiary of Orion or any of the persons so listed, beneficially owns or has a right to acquire any of the Shares, and neither Orion nor to the best knowledge of the Orion, any executive officer, director or majority-owned subsidiary of any of the foregoing, has effected any transaction in the Shares during the past 60 days.

                       DESCRIPTION OF ORION CAPITAL STOCK

GENERAL

         The authorized capital stock of Orion consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, of which 125,000 shares have been designated as Series B Junior Participating Preferred Stock in connection with Orion's Shareholders Rights Plan (see below). As of September 1, 1997, there were issued and outstanding 27,537,155 shares of Orion Common Stock and options to purchase 1,015,666 shares of Orion Common Stock.

         The holders of outstanding shares of Orion Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Orion Board may from time to time determine. Each shareholder is entitled to one vote for each share of Orion Common Stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in the Orion Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Orion Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of Orion, the assets legally available for distribution to shareholders are distributable ratably among the holders of Orion Common Stock outstanding at that time after payment of other claims of creditors. Each outstanding share of Orion Common Stock is, and all shares of Orion Common Stock to be issued in the Offer will be, fully paid and nonassessable.

RESALE OF ORION COMMON STOCK

         The shares of Common Stock of Orion offered by this Prospectus have been registered under the Securities Act, thereby allowing Guaranty shareholders who are not "affiliates" of Guaranty or Orion (as defined under the Securities Act, but generally including directors, certain executive officers and 10% or more shareholders of Guaranty or Orion) to trade them freely and without restriction.

DELAWARE'S ANTITAKEOVER LAW

         Orion is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") ("Section 203") regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are traded on the NYSE, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested shareholder" (a shareholder who owns 15% or more of the corporation's outstanding voting shares) for three years following the date that such shareholder became an "interested shareholder." See "Comparison of the Rights of Holders of Orion Common Stock and Guaranty Common Stock -- Antitakeover Provisions." A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or in a bylaws' amendment approved by at least a majority of the outstanding voting shares. Orion has not "opted out" of the provisions of
Section 203.

SHAREHOLDERS RIGHTS PLAN

         Under the Orion Shareholders Rights Plan adopted as of September 16, 1996 (the "Plan"), each holder of a Right is entitled to buy one hundredth of a share of Junior Participating Preferred Stock. The rights will be exercisable if an acquiror gains a 15% or greater beneficial ownership interest in Orion Common Stock by either a purchase, a tender offer or an exchange offer. If an acquiror gains such 15% or greater beneficial ownership other than on fair and favorable terms to all stockholders, each Right not owned by such acquiror will enable the holder to purchase, at an initial exercise price as provided under the Plan, Orion Common Stock (or other consideration in some circumstances) having a value of twice the Right's exercise price. In addition, if, following the acquisition of 15% or more of Orion Common Stock, Orion is involved in a merger or other business combination transaction in which common shares are changed or converted, or Orion sells 50% or more of its assets, each Right that has not previously been exercised will entitle its holder to purchase, at the Right's then current exercise price, common shares of such other company having a value of twice the Right's exercise price. Orion will generally be entitled to redeem the Rights at $.01 per Right at any time until, unless otherwise extended, the 10th day following public announcement that 15% or more of its outstanding Orion Common Stock is to be acquired by any person.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for Orion Common Stock is ChaseMellon Shareholder Services, L.L.C.

LISTING

         Orion Common Stock is listed on the NYSE under the trading symbol "OC." The obligation of Orion to consummate the Offer is subject to the condition that the Orion Common Stock to be issued to Guaranty shareholders in connection with the Offer, shall have been approved for listing on the NYSE, subject only to
official notice of issuance. That approval was obtained on              , 1997.

                       COMPARISON OF THE RIGHTS OF HOLDERS
                 OF ORION COMMON STOCK AND GUARANTY COMMON STOCK

         The following summary compares certain rights of the holders of Shares to the rights of the holders of Orion Common Stock. The rights of Guaranty shareholders are governed principally by the Colorado Business Corporation Act (the "CBCA"), the Guaranty Charter and the Guaranty By-Laws. Upon consummation of the Offer, such shareholders will become holders of Orion Common Stock and their rights will be governed principally by the DGCL, the Orion Charter and the Orion By-Laws.

         The statements set forth under this heading with respect to the CBCA, the DGCL, the Guaranty Articles of Incorporation (the "Guaranty Charter"), the Guaranty By-Laws, the Orion Restated Certificate of Incorporation (the "Orion Charter"), and the Orion By-Laws (copies of which have been filed as Exhibits to the Registration Statement) are brief summaries and do not purport to be complete; such statements are subject to the detailed provisions of the CBCA, the DGCL, the Guaranty Charter, the Guaranty By-laws, the Orion Charter, and the Orion Bylaws.

DIVIDEND RIGHTS

         The rights of Guaranty shareholders and Orion shareholders with respect to the receipt of dividends are substantially the same. See "Description of Orion Capital Stock -- General."

         Under  the  CBCA,  a  corporation   may  make  a  distribution  to  its
shareholders unless, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         Under the DGCL, a corporation may pay dividends out of surplus (defined as the excess, if any, of net assets over capital) or, if no such surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

VOTING RIGHTS

         Each share of Guaranty Common Stock and each share of Orion Common Stock entitles holders thereof to one vote on each matter submitted to a vote of such holders. Neither the holders of Shares nor the holders of shares of Orion Common Stock have cumulative voting rights in the election of directors.

         Under the CBCA, directors are elected by a plurality of the votes cast. Pursuant to the Guaranty By-laws, other matters submitted to a vote of the Guaranty shareholders require for approval the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter. However, the transitional provisions of the CBCA impose a two-thirds voting requirement on certain actions, including actions to approve an amendment to the Guaranty Articles of Incorporation and actions to approve a merger or plan of share exchange. See "--Amendment to Charter Document" and "Approvals of Mergers and Asset Sales." For information regarding the comparable voting rights of the holders of Orion Common Stock, see "Description of Orion Stock--General."

DIRECTORS

         NUMBER AND ELECTION OF DIRECTORS; REMOVAL. Under both the CBCA and the DGCL, the charter document, and the by-laws of a corporation may specify the number of directors. The Guaranty By-Laws provide that the Guaranty Board shall consist of not fewer than three nor more than eleven directors, each serving for a term of one year, with the Guaranty shareholders and the Guaranty Board having the authority to determine the exact number of directors. Any vacancy occurring in the Guaranty Board or newly created directorship may be filled by the affirmative vote of the remaining directors. The Guaranty By-Laws also provide that directors may be removed from office as provided by the CBCA. Under the CBCA, the shareholders may remove a director under limited circumstances either with or without cause.

         Guaranty has contractually agreed with Orion that Orion shall have the right to nominate three directors so long as it owns at least 30% of the Shares and at least two directors so long as it owns at least 20% of the Shares See "The Offer -- Background of the Offer."

         The Orion Charter provides that the number of directors shall be fixed and may be altered as provided in the by-laws. The By-laws of Orion provide that there shall be not fewer than 5 nor more than 14 directors, with the exact number to be fixed by the Board of Directors. Any vacancy or newly created directorship may be filled by the affirmative vote of a majority of the remaining directors. Directors may be removed from office as provided under DGCL which provides that the affirmative vote of a majority of the shareholders may remove directors under certain circumstances.

         FIDUCIARY DUTIES OF DIRECTORS. Under the CBCA, a director is required to perform his or her duties as a director, including the duties as a member of any committee of the board of directors upon which such director may serve, in good faith, with the care that an ordinarily prudent person in a like position would use under similar circumstances and in a manner such director reasonably believes to be in the best interests of the corporation.

         Under the DGCL, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with fiduciary duty to protect the interests of the corporation and to act in the best interests of its shareholders. In recognition of the managerial prerogatives granted to the directors of a Delaware corporation, Delaware law presumes that, in making a business decision, such directors are disinterested and act on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of such corporation, which presumption is known as the "business judgment rule." A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumption of the business judgment rule by demonstrating that, in reaching their decision, the directors breached one or more of their fiduciary duties-good faith, loyalty and due care. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second-guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of such control.

LIMITATIONS ON LIABILITY OF DIRECTORS

         Both the CBCA and the DGCL permit a corporation to limit the personal liability of its directors, with specified exceptions. Under the CBCA, the articles of incorporation may provide that a director shall not be liable for monetary damages for breach of fiduciary duty as a director, provided, however, that such limitation of liability shall not apply to any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the payment of unlawful distributions to shareholders as set forth in Section 7-108-403 of the CBCA or any transaction from which the director directly or indirectly derived an improper personal benefit. The Guaranty Charter eliminates director liability to the fullest extent permitted by the CBCA.

         The DGCL permits a corporation to include in its charter a provision limiting or eliminating the liability of its directors to such corporation or its shareholders for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The Orion Charter eliminates director liability to the fullest extent permitted by the DGCL.

CALL OF SPECIAL MEETINGS

         Under the CBCA, a special meeting of shareholders may be called by (i) the board of directors or the persons authorized by the bylaws or resolution of the board of directors to call such meeting or (ii) the written demand of holders of 10% of the outstanding shares of a corporation entitled to be cast on any issue proposed to be considered at the meeting. The Guaranty By-laws provide that special meetings of Guaranty's shareholders may be called by the President or the Secretary upon the request (which shall state the purpose or purposes therefor) of a majority of the Board of Directors or the holders of one-tenth or more of the number of shares of outstanding stock of Guaranty entitled to vote at the meeting.

         The DGCL permits special meetings of shareholders to be called by the board of directors and such other persons, including shareholders, as the certificate of incorporation or bylaws may provide. The DGCL does not require that shareholders be given the right to call special meetings.

         Special meetings of shareholders of Orion may be called by the Chairman of the Board or the Secretary at the written request of a majority of the Board of Directors or at the written request of the holders by a majority of the entire capital stock of Orion issued and outstanding and entitled to vote.

ACTION BY SHAREHOLDERS WITHOUT A MEETING

         Under the CBCA, unless the articles of incorporation of such corporation provide otherwise, any action that may be taken by shareholders at a meeting may be taken without a meeting with the unanimous written consent of all shareholders entitled to vote thereat. The Guaranty Charter does not modify the CBCA.

         The DGCL permits the shareholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise, provided such consent is signed by shareholders having at least the minimum number of votes required to authorize such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted. The Orion Charter permits shareholders to act without a meeting.

SHAREHOLDER PROPOSALS

         Both Guaranty and Orion are subject to the rules and regulations of the SEC regarding shareholder proposals. Guaranty's governing documents do not limit the ability of its shareholders to bring other business before a meeting of shareholders. However, Orion's By-Laws require that there be furnished to it written notice with respect to the nomination of a person for election as a director (other than a person nominated at the direction of the Board), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of shareholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and must be furnished to Orion not later than by a date specified in accordance with the By-Laws.

AMENDMENT TO CHARTER DOCUMENT

         To approve a charter amendment proposed by the Board, the CBCA requires, unless the articles of incorporation, the By-Laws or any action by the board of directors requires a greater vote, that the votes cast favoring approval exceed the votes cast against such proposal or, in cases in which class voting is required, such approval by each class. However, for corporations incorporated prior to June 30, 1994, Section 7-117-101(7) of the CBCA provides that unless the articles of incorporation of such corporation contain a provision establishing the vote of the shareholders required to amend the articles of incorporation, such amendment shall be approved by each voting group entitled to vote separately on the amendment by two-thirds of all the votes entitled to be cast on the amendment by that voting group. Guaranty was incorporated prior to June 30, 1994, and the Guaranty Charter is silent as to the required vote for approving an amendment to the Guaranty Charter. Thus, the two-thirds voting requirement is applicable to Guaranty.

         Under the DGCL charter amendments may generally be approved by the Board of Directors and the affirmative vote of the holders of a majority of the outstanding shares of voting stock entitled to vote thereon. The Orion Charter provides that it cannot be amended so as to alter the powers preference or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of a majority of the holders of such stock voting separately as a class. If the amendment to the Orion Charter did not affect the Series B Junior Participating Stock adversely, the holders of a majority of the outstanding series of voting stock would be adequate to approve the amendment.

AMENDMENT AND REPEAL OF BY-LAWS

         With certain exceptions relating to quorum or voting requirements for directors or shareholders, the CBCA provides that either the Board or the shareholders may amend the By-Laws. The Guaranty By-Laws provide that they may be altered, amended or repealed and new bylaws may be adopted by a majority of the Guaranty Board present at any meeting of the Board of Directors at which a quorum is present.

         Under the DGCL, holders of a majority of the voting power of a corporation and, when provided in the Charter, the directors of the corporation, have the power to adopt, amend and repeal the By-Laws of a corporation. The Orion Charter grants the Orion Board of Directors such power.

APPROVAL OF MERGERS AND ASSET SALES

         In addition to Board approval, the CBCA requires that mergers, consolidations, dissolutions, and dispositions of all or substantially all of a corporation's assets be approved, by each voting group entitled to vote, voting separately on such action, by a majority of all the votes entitled to be cast on such proposal by that voting group unless the articles or the By-Laws specify a different proportion. The Guaranty Charter does not specify a different proportion. However, for corporations incorporated prior to June 30, 1994,
Section 7-117-101(8) of the CBCA provides that unless the articles of incorporation of such corporation contain a provision establishing the vote of the shareholders required to approve a plan of merger or a plan of share exchange, such plan of merger or plan of share exchange shall be approved by each voting group entitled to vote separately on the plan by two-thirds of all the votes entitled to be cast on the plan by that voting group. Guaranty was incorporated prior to June 30, 1994, and the Guaranty Charter is silent as to the required vote for approving a plan of merger or plan of share exchange. Thus, the two-thirds voting requirement is applicable to Guaranty.

         Under the DGCL, unless required by its-charter (the Orion Charter contains no such requirement), no vote of the shareholders of a constituent corporation surviving a merger is necessary to authorize a merger if: (i) the agreement of merger does not amend the charter of such constituent corporation;
(ii) each share of stock of such constituent corporation outstanding prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after such merger; (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or initially issuable does not exceed 20% of the number thereof outstanding immediately prior to such merger; and (iv) certain other conditions are satisfied. In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's shareholders or board of directors. Whenever the approval of the shareholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange must be approved by the affirmative vote of


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

the holders of a majority of outstanding shares of such corporation entitled to vote thereon.

DISSENTERS' RIGHTS

         Pursuant to Section 7-113-102 of the CBCA, dissenting shareholders of publicly traded companies are generally not entitled to dissenters' rights. However, when the acquired corporation itself is a party to a merger or share exchange transaction and the shareholders are receiving cash, other than cash in lieu of fractional shares, shareholders are entitled to dissenters' rights.

         The DGCL provides for appraisal rights only in the case of certain mergers or consolidations and not (unless the certificate of incorporation of a corporation so provides, which the Orion Charter does not) in the case of other mergers, a sale or transfer of all or substantially all of its assets or an amendment to its charter. Moreover, the DGCL does not provide appraisal rights in connection with a merger or consolidation (unless the certificate of incorporation so provides, which the Orion Charter does not) to the holders of shares of a constituent corporation listed on a national securities exchange (or designated as a national market system security by the National Association of Securities Dealers, Inc.) or held of record by more than 2,000 shareholders, unless the applicable agreement of merger or consolidation requires the holders of such shares to receive, in exchange for such shares, any property other than shares of stock of the resulting or surviving corporation, shares of stock of any other corporation listed on a national securities exchange (or designated as described above) or held of record by more than 2,000 holders, cash in lieu of fractional shares or any combination of the foregoing. In addition, the DGCL denies appraisal rights to the shareholders of the surviving corporation in a merger if such merger did not require for its approval the vote of the shareholders of such surviving corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The CBCA provides that a corporation may indemnify, against liability incurred in a proceeding, a person made a party to the proceeding because the person is or was a director if: (i) the person conducted himself or herself in good faith and reasonably believed (a) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests and (b) in all other cases, that his or her conduct was not opposed to the corporation's best interests, and (ii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. A Colorado corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. The Guaranty By-Laws provide that Guaranty shall indemnify to the full extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of


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

Guaranty or is or was serving at the request of Guaranty in any capacity with any other corporation, partnership, joint venture, trust or other enterprise.

         Section 145 of the DGCL generally provides that a corporation may indemnify its officers and directors who were or are a party to any action, suit, or proceeding by reason of the fact that he was a director, officer, or employee of the corporation by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; provided that such officers and directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. The Orion Charter provides for indemnification of officers and directors to the fullest extent permitted by Delaware law. The Orion Charter also provides that Orion may indemnify employees and agents of Orion to the fullest extent then permitted by Delaware law.

         Additionally, under the DGCL, advancement of expenses is permitted, but a person receiving such advances must undertake to repay those expenses if it is ultimately determined that he or she is not entitled to indemnification. The Orion By-Laws provide that Orion may pay expenses incurred in defending a proceeding in advance of the final disposition of such proceeding upon the terms and conditions authorized by the Orion Board upon receipt of the undertaking described above.

ANTITAKEOVER PROVISIONS

         There are no limitations under the CBCA with respect to interested-shareholder business combinations; nor are there any restrictions in Guaranty Charter or By-Laws with respect to such interested-shareholder transactions. However, Guaranty has adopted the Shareholder Rights Plan, which may have certain antitakeover effects. See "The Offer - Certain Conditions of the Offer."

         Section 203 of the DGCL prohibits a corporation from engaging in a "business combination" (as hereinafter defined) with an "interested shareholder" (defined generally to mean a person who, together with his affiliates, owns, or if the person is an affiliate of the corporation did own within the last three years, 15% or more of the outstanding voting stock of the corporation ) for a period of three years after the date of the transaction in which the person became an interested shareholder, unless (i) prior to the date of the business combination of the transaction in which the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) as a result of the business combination, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced or (iii) on or subsequent to the date of the business combination, the board of directors and the holders of at least 66 2/3 of the outstanding voting stock not owned by the interested shareholder approve the business combination. The DGCL defines a "business combination" generally as: (i) a merger or consolidation with the interested shareholder or with an other corporation if the merger or consolidation is caused by the interested shareholder, (ii) a sale or other


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

disposition to or with an interested shareholder of assets with an aggregate value of all assets of the corporation or the aggregate market value of all of the outstanding stock of the corporation; (iii) with certain exceptions, any transaction resulting in the issuance or transfer by the corporation or any majority- owned subsidiary of any stock of the corporation or such subsidiary to the interested shareholder; (iv) any transaction involving the corporation or a majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of the corporation or any such subsidiary owned by the interested shareholder; or (v) any receipt by the interested shareholder of the benefit of any loans or other financial benefits provided by the corporation or any majority-owned subsidiary.

RIGHTS OF INSPECTION

         Under both the CBCA and the DGCL, every shareholder, upon proper written demand stating the purpose thereof and subject to certain other restrictions, may inspect the corporate books and records as long as such inspection is for a proper purpose and during normal business hours. Under both statutes, a "proper purpose" is any purpose reasonably related to the interest of the inspecting person as a shareholder.

LIQUIDATION RIGHTS

         The rights of the holders of Guaranty Common Stock upon the liquidation or dissolution of Guaranty are substantially the same as the holders of Orion Common Stock upon the liquidation or dissolution of Orion. See "Description of Orion Common Stock -- General."

                                  LEGAL MATTERS

         The validity of the Orion Common Stock to be issued in the Offer will be passed upon for Orion by Donovan Leisure Newton & Irvine.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from Orion's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited interim financial information of Orion which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in Orion's Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports"


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

or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.


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

                                                                         ANNEX I

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                                      ORION

         Set forth below are the name, business address, position with Orion Capital Corporation, a Delaware corporation ("Orion"), and present principal occupation or employment and five-year employment history of each director and executive officer of Orion. Each person listed below is a citizen of the United States except Gordon F. Cheesbrough who is a citizen of Canada. Except as indicated in this Annex I, none of the persons listed below is a director of Guaranty National Corporation and except as indicated in Annex II to this Prospectus beneficially owns Shares. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with Orion. All officers serve at the pleasure of the Board of Directors of the entity named. Information with respect to the beneficial ownership of Orion Common Stock by such officers and directors is incorporated by reference herein as described under "Incorporation of Certain Documents By Reference" in this Prospectus.

                                           PRESENT PRINCIPAL OCCUPATION OR
                                            EMPLOYMENT/MATERIAL POSITIONS
   NAME AND ADDRESS                        HELD DURING THE PAST FIVE YEARS

W. Marston Becker (1-9)               Chairman of the Board and Chief
Orion Capital Corporation             Executive Officer of Orion and each of
9 Farm Springs Road                   the Subsidiaries since January 1, 1997;
Farmington, CT  06032                 Vice Chairman of the Board of Orion, CI,
                                      CSIC,  EBIC,  EIC, F&C and SICH from March
                                      8, 1996 to January 1, 1997;  President and
                                      Chief Executive Officer of DPIC Companies,
                                      Inc. ("DPIC  Companies"),  a subsidiary of
                                      Orion,   since  July  1994;   Senior  Vice
                                      President of Orion from July 1994 to March
                                      1996;   President   and  Chief   Executive
                                      Officer of  McDonough  Caperton  Insurance
                                      Group, an insurance brokerage firm, from March 1987 to July 1994.

Gordon F. Cheesbrough (1)             Chairman and Chief Executive Officer,
Scotia Capital Markets                Scotia McLeod, Inc., Canadian investment
40 King Street West                   dealers.
Scotia Plaza, 66th Floor
Toronto, Ontario M5W 2X6
Canada

Bertram J. Cohn (1)                   Managing Director, First Manhattan
437 Madison Avenue, 30th Floor        Company (investment bankers),
New York, NY  10022                   1982-present.

John C. Coleman (1)                   Private investor and consultant.
4 Briar Lane
Glencoe, IL  60022

Victoria R. Fash (1)                  Executive Vice President and Chief
Cognizant Corporation                 Financial Officer of Cognizant
200 Nyala Farms Road                  Corporation.
Westport, Connecticut 06880

Robert H. Jeffrey (1)                 Chairman of the Board, Jeflion
The Jeffrey Company                   Investment Company, 1994-present,
88 E. Broad Street, Suite 1560        President from 1974 to 1994; Chairman of
Columbus, OH  43215                   the Board, The Jeffrey Company (a
                                      privately held investment company which
                                      is the parent of Jeflion Investment
                                      Company), 1994-present, President from
                                      1973 to 1994.

Warren R. Lyons (1)                   Chairman, Avco Financial Services (a
Avco Financial Services               financial services company and a
600 Anton Boulevard                   subsidiary of Textron Inc., August
Costa Mesa, CA 92628C                 1995-present, President from 1989 to
                                      July 1995.

James K. McWilliams (1)               Proprietor of McWilliams & Company and
McWilliams & Company                  general partner of McWilliams Associates
2288 Broadway, #8                     (investment counselors), 1967-present;
San Francisco, CA  94115              General Partner, Mt. Eden Vineyards,
                                      Inc., 1986-present.

Ronald W. Moore (1)                   Adjunct Professor of Business
Morgan Hall                           Administration, Graduate School of
Soldiers Field                        Business Administration, Harvard
Boston, MA  02163                     University, 1990-present.

Robert B. Sanborn (1)                 Senior Executive Consultant to Orion
87 Farm Lane                          since March 1, 1995; Vice Chairman of
South Dennis, MA  02660               the Board of Orion from March 1, 1994 to
                                      February 28, 1995; President and Chief
                                      Operating Officer of Orion from 1987 to
                                      1994; Chairman of the American Insurance
                                      Association (a property and casualty
                                      insurance company trade group) from
                                      January 1993 to January 1994.
                                      Director:  Guaranty National Corporation.

William J. Shepherd (1)               Private investor; Chairman, Chemical New
109 Golf Edge                         Jersey Holdings (a bank holding
Westfield, NJ  07090                  company), 1990-1991, Chairman, Chemical
                                      Bank New Jersey (a commercial bank),
                                      1989-1991; Chairman, Princeton Bank and
                                      Trust Company (a commercial bank),
                                      1989-1991.  Director:  Guaranty National
                                      Corporation.

John R. Thorne (1)                    Morgenthaler Professor of
Furnace Run                           Entrepreneurship, Graduate School of
Laughlintown, PA  15655               Industrial Administration of Carnegie
                                      Mellon University, 1986-present; Chairman,
                                      The  Enterprise  Corporation of Pittsburgh
                                      (a   private,    non-profit    corporation
                                      encouraging and supporting entrepreneurial
                                      businesses),   1983-present;   a   general
                                      partner of Pittsburgh Venture Partners, the general partner of the Pittsburgh Seed
                                      Fund (a private venture capital fund), 1985-present.

Raymond W. Jacobsen (2-8)             President of EIC and EBIC since June 30,
Orion Capital Corporation             1997; Senior Vice President of Orion
9 Farm Springs Road                   since July 1994; Chairman of the EBI
Farmington,  CT 06032                 Companies from March 29, 1996 to June
                                      30, 1997.  President  and Chief  Executive
                                      Officer  from June 1, 1993 to March  1996;
                                      President and Chief  Executive  Officer of
                                      CSIC  from  October  17,  1995 to June 30,
                                      1997,  and Senior  Vice  President  of CI,
                                      DPIC, F&C and SICH since March, 1990; Vice
                                      President of Orion from March 1990 to July
                                      1994;  Executive Vice President of the EBI
                                      Companies  from  December  1989 to May 31,
                                      1993.

Daniel L. Barry (2-9)                 Senior Vice President of Orion since
Orion Capital Corporation             January 1, 1997; Chief Financial Officer
9 Farm Springs Road                   of Orion since March 29, 1996; Vice
Farmington, CT 06032                  President and Controller from October
                                      1987 to January 1, 1997;  Vice Chairman of
                                      Security   Reinsurance  Company  and  SRI,
                                      subsidiaries of Orion,  since 1989,  Chief
                                      Financial  Officer  since March 29,  1996;
                                      Senior Vice  President  and  Controller of
                                      CI, CSIC,  DPIC,  EBIC, EIC, F&C, SICH and
                                      SRI since 1989, Chief Financial Officer since March 29, 1996.

Michael P. Maloney (2-9)              Senior Vice President, General Counsel
Orion Capital Corporation             and Secretary of Orion since January 1,
9 Farm Springs Road                   1997; Vice President, General Counsel
Farmington, CT 06032                  and Secretary of Orion since August
                                      1979;  Senior Vice President and assistant
                                      Secretary of each of the Subsidiaries since March 1987.

William G. McGovern                   Senior Vice President and Chief Actuary
Orion Capital Corporation             of Orion since January 1, 1997; Vice
9 Farm Springs Road                   President and Chief Actuary of Orion
Farmington, CT 06032                  since March 1990; Senior Vice President
                                      and Chief Actuary of each of the
                                      Subsidiaries except for SRI, since
                                      October 1989.

Vincent T. Papa (2-9)                 Senior Vice President of Orion since
Wm. H. McGee & Co., Inc.              January 1, 1997; Vice President and
Two World Trade Center                Treasurer of Orion since June 1985;
New York, NY  10048                   Chairman of Wm. H. McGee & Co., Inc., a
                                      wholly-owned  subsidiary  of Orion,  since
                                      September 30, 1995; Senior Vice President of each of the Subsidiaries, except for SRI, since March 1987; Treasurer from
                                      December 1990 to March
                                      1996.

Raymond J. Schuyler (2-9)             Senior Vice President and Chief
Orion Capital Corporation             Investment Officer of Orion since
600 Fifth Avenue                      January 1, 1997; Vice
New York, NY 10020                    President-Investments of Orion from June
                                      1984  to  January  1,  1997;  Senior  Vice
                                      President-Investments   of   each  of  the
                                      Subsidiaries since March 1986.

Craig A. Nyman                        Vice President of  Orion Capital
Orion Capital Corporation             Companies, Inc. and each of the
9 Farm Springs Road                   Subsidiaries since 1991; Treasurer since
Farmington, CT 06032                  March 29, 1996 and Assistant Treasurer
                                      from 1991 to March 1996.

Stephen M. Mulready (2-9)             President of CSIC and Vice President of
Orion Capital Companies, Inc.         Orion, F&C, SICH and CI since December
9 Farm Springs Road                   2, 1996.
Farmington, CT 06032

Thomas M. Okarma                      President of DPIC and Vice President of
Design Professionals                  Orion, SICH and CI since June 20, 1996;
Insurance Company                     Senior Vice President--Chief Claims
2959 Monterey-Salinas Highway         Officer of DPIC since December 1995.
Monterey, CA 93940                    Associated with AVA Insurance Agency,
                                      Inc.,   an   Illinois   insurance   agency
                                      specializing  in  professional  liability,
                                      1984-November 1995.

------------------------------

(1)  Director of Orion
(2)  Director of CI
(3)  Director of CSIC
(4)  Director of DPIC
(5)  Director of EBIC
(6)  Director of EIC
(7)  Director of F&C
(8)  Director of SICH
(9)  Director of SRI

                                                                        ANNEX II

                             COMMON STOCK OWNERSHIP
                             AND OTHER INFORMATION;
                             GUARANTY DIRECTORS AND
                               EXECUTIVE OFFICERS

                          GUARANTY NATIONAL CORPORATION
                          -----------------------------

         Based on information set forth in the 1997 Annual Meeting Proxy Statement of Guaranty, the directors and executive officers of Guaranty as of January 31, 1997 beneficially owned Shares (including Shares outstanding, Shares subject to options exercisable within 60 days of January 31, 1997 and restricted Shares) as set forth in the following table:

                                                         AMOUNT AND
                                                           NATURE      PERCENT
                   NAME AND ADDRESS                    OF BENEFICIAL     OF
                 OF BENEFICIAL OWNER                     OWNERSHIP      CLASS
                 -------------------                   -------------   -------

Tucker Hart Adams...................................         -0-         -0-
W. Marston Becker...................................       2,450          *
Dennis J. Lacey.....................................         400          *
Arthur J. Mastera...................................      37,173         .2%
M. Ann Padilla......................................         506          *
Vincent T. Papa.....................................         -0-         -0-
Michael L. Pautler..................................      39,966         .3%
James R. Pouliot....................................      39,173         .3%
Fred T. Roberts.....................................      19,000         .1%
Robert B. Sanborn...................................         321          *
William J. Shepherd.................................       1,605          *
Richard R. Thomas...................................       1,500          *
Roger B. Ware.......................................      92,071         .6%

*    Less than .1%.


         For purposes of this Annex II, the address of each officer and director of Guaranty is that of its principal executive offices set forth in this Prospectus.

         According to the 1997 Annual Meeting Proxy Statement, Guaranty adopted a Long Term Incentive Plan in 1991 for all of its employees under which, as of December 31, 1995, the number of Shares underlying outstanding unexercised options held by the named executive officers of Guaranty was as follows:

                                                              NUMBER OF
                                                         UNEXERCISED OPTIONS
                                                             AT YEAR-END
                                                     ---------------------------
             NAME                                    EXERCISABLE   UNEXERCISABLE

       GNC:
             Roger B. Ware...........................  61,000             --
             Fred T. Roberts.........................  19,000         16,156
             Arthur J. Mastera.......................  31,000         12,671
             Michael L. Pautler......................  34,000         13,084
             James R. Pouliot........................  35,000         32,320

[Additional information to be provided on beneficial ownership of Shares or rights therein, position with Guaranty, etc.]

                                      ORION
                                      -----

         Except to the extent that the officers and directors of Orion and its wholly-owned subsidiaries ("Subsidiaries") may be deemed to "beneficially own" Shares by reason of their voting power or investment power with respect to the Shares owned by Orion and the Subsidiaries, and except for the 2,450 Shares beneficially owned by W. Marston Becker, Chairman of Guaranty, 321 Shares beneficially owned by Robert B. Sanborn, a Director of Orion and of Guaranty, 1,605 Shares beneficially owned by William J. Shepherd, a Director of Orion and of Guaranty, 481 Shares beneficially owned by John R. Thorne, a Director of Orion, 321 Shares beneficially owned by Kevin W. Sullivan, Vice President and Assistant Chief Investment Officer of Orion and the Subsidiaries, and 350 Shares beneficially owned by Peter Vinci, Vice President and Controller of the Subsidiaries, no officer or director of Orion nor any of the Subsidiaries beneficially owns, or has the right to acquire, directly or indirectly, any Shares or has effected any transaction in Shares since July 1, 1997.

         Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for Shares, and any other required documents should be sent or delivered by each shareholder or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses set forth below.

                             THE EXCHANGE AGENT IS:

                       State Street Bank and Trust Company

           /BY MAIL:               BY COURIER:                   BY HAND:



                                  BY FACSIMILE:

                              Confirm by telephone:

         Questions  and  requests  for   assistance   may  be  directed  to  the
Information Agent or the Dealer Manager at their respective addresses and telephone numbers specified below. Additional copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. A shareholder may also contact his broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                            THE INFORMATION AGENT IS:

                                 D.F. King & Co.

                                       or

                        Call Toll Free (800)            .

                      THE DEALER MANAGER FOR THE OFFER IS:

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                                 277 Park Avenue
                            New York, New York 10172
                          (212) 892-7700 (Call Collect)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Orion is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Orion of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Article VII of Orion's Restated Certificate of Incorporation, as amended and Article IX of Orion's By-Laws, as amended, provide for the indemnification of Orion's officers and directors in accordance with the Delaware General Corporation Law, and include, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Orion's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

         Orion has entered into indemnification agreements (approved by its shareholders) with each of its directors and senior officers which, among other things, contractually confirm the indemnity provided under Orion's Restated Certificate of Incorporation, its By-Laws and the Delaware General Corporation Law.

         The directors and officers of Orion are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act which might be incurred by them in such capacities.

         The Trust Agreement limits the liability to the Trust and certain other persons, and provides for indemnification by the Trust or Orion, of Trustees, their officers, directors and employees and certain other persons.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The documents listed hereunder are filed as exhibits hereto.

  EXHIBIT NUMBER      DESCRIPTION
  --------------      -----------

         3.1 Restated Certificate of Incorporation of Orion Capital Capital Corporation as filed with the Delaware Secretary of State on June 3, 1993 (filed as Exhibit 3(i) to Orion's Annual Report on Form 10-K for the year ended December 31,
                    1993).

         3.2 Certificate of Designation, Preferences and Rights of of Series B Junior Participating Preferred Stock of Orion Capital Corporation (filed as Exhibit 4(ii) to Orion Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.)

         3.3 Bylaws of Orion Capital Corporation, as amended September 11, 1996 (filed as Exhibit 3(ii) to Orion's Annual Report on Form 10-K for the year ended December 31, 1996).

         4.1        Specimen  Common  Stock  Certificate,  $1.00  par  value per share, of Orion Capital Corporation (filed as Exhibit 4(xii) to Orion's Annual Report on Form 10-K for the year ended December 31, 1988).

         5.1 Opinion and Consent of Donovan Leisure Newton & Irvine regarding legality*

         8.1 Opinion and Consent of Donovan Leisure Newton & Irvine regarding federal income tax matters*

        15 Letter in Lieu of Consent of Deloitte & Touche LLP re Unaudited Interim Financial Information

        21.1 Subsidiaries of Orion (filed as Exhibit 21 to Orion's Annual Report on Form 10-K for the year ended December 31, 1996).

        23.1        Consent of Deloitte & Touche LLP

        23.4 Consent of Donovan Leisure Newton & Irvine -- included in opinions filed as Exhibits 5.1 and 8.1*

        24          Powers of Attorney*

        99.1        Form of Letter of Transmittal and Instructions thereto*

        99.2        Form of Notice of Guaranteed Delivery*

        99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies, etc.*

        99.4 Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies*

        99.5        Form   of   Guidelines   for   Certification   of   Taxpayer
                    Identification Number on Substitute Form W-9*

        99.6        Form of Summary Advertisement*

*    To be filed by amendment.

         The following fiscal statement schedules are filed as part of this Registration Statement:

         None.

ITEM 22.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Orion's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

         (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Farmington, State of Connecticut, on the 22nd day of September, 1997.

                                     ORION CAPITAL CORPORATION

                                     By: /S/ W. MARSTON BECKER
                                         ---------------------
                                         W. Marston Becker
                                         Chairman  of  the Board and Chief
                                         Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 22, 1997             By: /S/ W. MARSTON BECKER
                                         ---------------------
                                         W. Marston Becker
                                         Chairman of the Board, Chief
                                         Executive Officer and Director
                                         (Principal Executive Officer)

Date: September 22, 1997             By: /S/ DANIEL L. BARRY
                                         -------------------
                                         Daniel L. Barry
                                         Senior Vice President and Chief
                                         Financial Officer (Principal
                                         Financial and Accounting
                                         Officer)
Date: September 22, 1997             By: /S/ BERTRAM J. COHN
                                         -------------------
                                         Bertram J. Cohn
                                         Director

Date: September 22, 1997             By: /S/ GORDON F. CHEESBROUGH
                                         -------------------------
                                         Gordon F. Cheesbrough
                                         Director

Date: September 22, 1997             By: /S/ JOHN C. COLEMAN
                                         -------------------
                                         John C. Coleman
                                         Director

Date: September 22, 1997             By: /S/ VICTORIA R. FASH
                                         --------------------
                                         Victoria R. Fash
                                         Director

Date: September 22, 1997             By: /S/ ROBERT H. JEFFREY
                                         ---------------------
                                         Robert H. Jeffrey
                                         Director

Date: September 22, 1997             By: /S/ WARREN R. LYONS
                                         -------------------
                                         Warren R. Lyons
                                         Director

Date: September 22, 1997             By: /S/ JAMES K. MCWILLIAMS
                                         -----------------------
                                         James K. McWilliams
                                         Director

Date: September 22, 1997             By: /S/ RONALD W. MOORE
                                         -------------------
                                         Ronald W. Moore
                                         Director

Date: September 22, 1997             By: /S/ ROBERT B. SANBORN
                                         ---------------------
                                         Robert B. Sanborn
                                         Director

Date: September 22, 1997             By: /S/ WILLIAM J. SHEPHERD
                                         -----------------------
                                         William J. Shepherd
                                         Director

Date: September 22, 1997             By: /S/ JOHN R. THORNE
                                         ------------------
                                         John R. Thorne
                                         Director

                                INDEX TO EXHIBITS

  EXHIBIT NUMBER      DESCRIPTION
  --------------      -----------

         3.1 Restated Certificate of Incorporation of Orion Capital Capital Corporation as filed with the Delaware Secretary of State on June 3, 1993 (filed as Exhibit 3(i) to Orion's Annual Report on Form 10-K for the year ended December 31,
                    1993).

         3.2 Certificate of Designation, Preferences and Rights of of Series B Junior Participating Preferred Stock of Orion Capital Corporation (filed as Exhibit 4(ii) to Orion Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.)

         3.3 Bylaws of Orion Capital Corporation, as amended September 11, 1996 (filed as Exhibit 3(ii) to Orion's Annual Report on Form 10-K for the year ended December 31, 1996).

         4.1        Specimen  Common  Stock  Certificate,  $1.00  par  value per share, of Orion Capital Corporation (filed as Exhibit 4(xii) to Orion's Annual Report on Form 10-K for the year ended December 31, 1988).

         5.1 Opinion and Consent of Donovan Leisure Newton & Irvine regarding legality*

         8.1 Opinion and Consent of Donovan Leisure Newton & Irvine regarding federal income tax matters*

        15 Letter in Lieu of Consent of Deloitte & Touche LLP re Unaudited Interim Financial Information

        21.1 Subsidiaries of Orion (filed as Exhibit 21 to Orion's Annual Report on Form 10-K for the year ended December 31, 1996).

        23.1        Consent of Deloitte & Touche LLP

        23.4 Consent of Donovan Leisure Newton & Irvine -- included in opinions filed as Exhibits 5.1 and 8.1*

        24          Powers of Attorney*

        99.1        Form of Letter of Transmittal and Instructions thereto*

        99.2        Form of Notice of Guaranteed Delivery*

        99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies, etc.*

        99.4 Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies*

        99.5        Form   of   Guidelines   for   Certification   of   Taxpayer
                    Identification Number on Substitute Form W-9*

        99.6        Form of Summary Advertisement*

*    To be filed by amendment.